Exhibit 10.1

FOUNDATION PARK

LEASE AGREEMENT

LANDLORD:	ALACHUA FOUNDATION PARK HOLDING
COMPANY, LLC, a Florida limited liability company

TENANT:	APPLIED GENETIC TECHNOLOGIES
CORPORATION, a Delaware corporation

DATE:	April 10, 2015

LEASE INDEX

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Section 58 - CONFIDENTIALITY	21
Section 59 - EFFECT OF DELIVERY OF LEASE	21
Section 60 - GOVERNING LAW	21
Section 61 - SURVIVAL	21
Section 62 - WAIVERS BY TENANT	21
Section 63 - WAIVER OF JURY TRIAL	21
Section 63 - MOST FAVORED TENANT	22
Section 63 - EXPANSION OPTION	22

SCHEDULE OF EXHIBITS:
EXHIBIT “A”	FLOOR PLAN
EXHIBIT “B”	LANDLORD’S WORK LETTER
EXHIBIT “B-1”	TENANT’S WORK
EXHIBIT “C”	RULES AND REGULATIONS
EXHIBIT “D”	SCHEDULE OF ADJUSTMENTS IN FIXED ANNUAL RENT
EXHIBIT “E”	SPECIAL PROVISIONS
EXHIBIT “F”	GUARANTY AGREEMENT

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STANDARD FORM OF LEASE FOR

FOUNDATION PARK

THIS LEASE is made as of the 10 day of APRIL, 2015, between ALACHUA FOUNDATION PARK HOLDING COMPANY, LLC, a Florida limited liability company, with its office at 3917 NW 97th Boulevard, Gainesville, Florida 32606, as Landlord, and APPLIED GENETIC TECHNOLOGIES CORPORATION, a Delaware corporation, whose address is 11801 Research Drive, Suite D, Alachua, Florida 32615, as Tenant.

WITNESSETH:

SUMMARY OF LEASE PROVISIONS

Section 1 - BASIC DATA. Certain fundamental provisions of this Lease are presented in this summary format in this Section (sometimes hereinafter referred to as the “Summary”) to facilitate convenient reference by the parties hereto. All references in this Lease to the following terms shall be accorded the meanings or definitions given in this Section, as though such meaning or definition were fully set forth throughout the text hereof. This Section, together with the terms herein referenced, shall constitute an integral part of this Lease.

A.	Tenant’s Trade
	Name (if any):	INSERT TENANT NAME

B.	Original Term:	one hundred twenty (120) months
	Anticipated Comm. Date:	November 1, 2015
	Anticipated Expiration Date:	October 31, 2025 (See Sec. 3)
	Options to extend:	Tenant shall have three (3) five year options to extend the lease in accordance with the terms of Section 3(G).

C.	Tenant’s Suite No(s).:	Suite 101, Building I (see Ex. “A”) 14100 N.W. 113th Terrace Alachua, Florida

D.	Rentable Square Ft.	18,309 (estimated, to be confirmed upon completion of space)

E.	Initial Fixed
	Annual Rent:	$421,107.00 (see Sec. 6 and Ex. “D”)

F.	Proportionate
	Share of Costs:	initially 43.1%(estimated, to be confirmed upon completion of the space and Building I) (see Sec. 8)

G.	Security Deposit:	N/A (see Sec. 34)

H.	Permitted Use:	general office, research laboratory and related light manufacturing (see Sec. 4)

I.	Tenant’s Notice Address:

prior to Lease commencement:

11801 Research Drive

Suite D

Alachua, Florida 32615

Attn: LARRY BULLOCK

After Lease commencement:

At the Premises

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attn: Hemmie Chang, Esq.

(see Sec. 33)

J.	Landlord’s Notice Address

3917 NW 97th Boulevard

Gainesville, Florida 32606

Attn: Brian Crawford, Manager

      (see Sec. 33)

with a copy to:

Brant, Abraham, Reiter, McCormick

& Johnson, P.A.

50 N. Laura Street, Suite 2750

Jacksonville, Florida 32202

Attn: David T. Abraham, Esq.

K.	Broker’s Name
	and Address:	Landlord’s Broker - None

Tenant’s Broker - None
L.	Non-reserved
	Parking	Tenant’s prorata share of parking for Building I per Section 1.(F) above (See Sec. 44)

M.	Guarantor and Guarantor’s Address:	Not applicable

N.	Advance Rent:	Not Applicable

STANDARD PROVISIONS OF LEASE

Section 2 - PREMISES. Subject to the rent, terms and conditions herein set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord certain office and laboratory space known as Suite 101 in that building known or to be known as Building I and located at 14100 N.W. 113th Terrace, Alachua, Florida (the “Building”), and constituting a part of that certain business and research center generally known as FOUNDATION PARK (hereinafter called the “Project”), which office space is known or designated by the Suite number(s) specified in Summary paragraph C, and located approximately as shown on the Floor Plan of the Premises annexed hereto as Exhibit A and made a part hereof, the area of which is stipulated by the parties and deemed for all purposes to be equal to the number of Rentable Square Feet specified in Summary paragraph D (which space is hereinafter called the “Premises”). The Rentable Square Feet of the Premises includes a common area factor of 1.3655% and has been measured in accordance with the BOMA Standard for Measuring Floor Area in Office Buildings/ANSI/BOMA Z65.1 (1996). The total Rentable Square Feet in the Building, also measured in accordance with the BOMA Standard for Measuring Floor Area in Office Buildings/ANSI/BOMA Z65.1 is 18,309 square feet; and in the Building, when completed in accordance with Landlord’s plans is

42,460 square feet. Tenant’s occupancy of the Premises shall be deemed a confirmation that Tenant has accepted the Premises based upon its own investigation and examination of all the relevant data relating to or affecting the Premises and is relying solely on its own judgment in entering into this Lease, including confirmation of the square footage figures set forth hereinabove for all purposes of this Lease.

Section 3 - TERM.

A. Tenant shall have and hold the Premises for a term commencing on the date determined in the manner provided in Subsection 3B. below and expiring on the date specified in Summary paragraph B or until such term shall sooner terminate as hereinafter provided.

B. The term of this Lease (and Tenant’s obligation to pay rent and all forms of Additional Rent due hereunder for all of the Premises unless otherwise set forth herein) shall commence upon the date when Landlord delivers full possession of the Premises to Tenant with the Premises being Substantially Ready For Occupancy (as hereinafter defined), which date may be made earlier by the total number of days of delay, if any, by Tenant in complying with any of the provisions of Section 12 hereof regarding the delivery of plans and specifications for the Premises, or by Tenant interfering in any way with Landlord’s completion of the improvements to the Premises.

C. The Premises shall be deemed Substantially Ready For Occupancy on the date that Landlord has completed the Base Building Work and the Tenant’s Work described in Exhibit B attached hereto and a certificate of completion or equivalent instrument is issued with respect to the Premises by the City of Alachua, Florida, notwithstanding that minor punchlist or insubstantial details of construction, decoration or mechanical adjustment remain to be performed.

D. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant with the Premises Substantially Ready for Occupancy on or before the Anticipated Commencement Date (as set forth in Section 1.B), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but, in that event, (i) there still shall be an abatement of Rent covering the period between the anticipated Commencement Date and the time when Landlord can deliver such possession, the date when Landlord can deliver possession being deemed to be the “Commencement Date”; and (ii) the ending date of this Lease shall be extended for not less than an identical period of time that transpired between the anticipated Commencement Date and the actual Commencement Date, it being the parities’ intent that this Lease have not less than the complete term as described and contemplated in Summary paragraph B.

E. In the event that the Premises are not Substantially Ready for Occupancy by December 15, 2015, through no fault of Tenant, Tenant shall receive a credit to be applied against the Fixed Annual Rent in the amount of $500.00 per day for each day thereafter until the Premises are Substantially Ready for Occupancy. If Premises are not Substantially Ready for Occupancy by May 1, 2016, through no fault of Tenant, then Tenant shall have the right, by written notice given to Landlord no later than May 15, 2016, to terminate this Lease effective as of the date of Tenant’s termination notice, whereupon the Security Deposit and any other pre-paid amounts shall be promptly refunded to Tenant, and neither Tenant nor Landlord shall have any further obligations hereunder except as specifically set forth in this Lease.

F. (provision regarding Tenant obligation for buildout Intentionally Deleted).

G. The term of this Lease (and Tenant’s obligation to pay rent and all forms of Additional Rent due hereunder for all of the Premises unless otherwise set forth herein) shall commence upon the Commencement Date as determined in accordance with subparagraph 3(B) above. Landlord shall, in accordance with the foregoing, fix the commencement date of the term of this Lease (the “Commencement Date”), and shall notify Tenant of the date so fixed. The Parties agree, if Landlord so requests, thereafter to execute a written memorandum confirming such Commencement Date as well as the expiration date of this Lease, which memorandum shall become a part of this Lease. The failure of the parties to execute such memorandum shall not affect the validity of the Commencement Date or the Expiration Date as fixed by the Landlord.

H. Options to Extend Term. Subject to the terms and conditions herein, and provided Tenant has not been in default hereunder beyond any applicable notice and cure period, Tenant shall have the option to renew the term of the lease of the Premises for three (3) option periods of five (5) years each, with each such renewal commencing on the then applicable lease termination date. Renewal will be at the same terms and conditions as provided elsewhere herein, except the Initial Fixed Annual Rent shall increase by the lesser of: (i) ten percent (10%) over the Initial Fixed Annual Rent applicable for the then expiring term, as reflected in Exhibit “D” attached hereto, or (ii) the cumulative increase for the Consumer Price Index - All Urban Consumers, U. S. All Items 1982-84 = 100 (the “Index”), from (i) as to the First Extension option, the date of the original lease to the date of the first extension, and (ii) as to the Second and Third Extension Options, the increase in the Index from the prior lease term expiration to the date of such renewal. Tenant shall inform Landlord in writing of its election to extend the lease term at least one hundred eighty (180) days prior to the end of the then expiring Term. In the event Tenant fails to notify Landlord in writing of its intent to exercise its option to extend the Term, Landlord is under no obligation to extend the term of the Lease.

I. Option to Terminate. Tenant acknowledges that there remain contingencies to be satisfied for the construction of the Building and the Project prior to commencement of such construction. Accordingly, in the event that for whatever reason, Landlord does not determine to commence construction of the Project or the Building by May 1, 2015, then Landlord shall so advise Tenant in writing, whereupon either Landlord or Tenant may terminate this Lease by providing written notice to the other party. Upon such termination, any amounts deposited by Tenant hereunder shall be refunded to Tenant and the parties shall each be released of any further obligation hereunder.

Section 4 - PERMITTED USE. It is understood that the Premises are to be used solely for the purposes set forth in Summary paragraph H and for no other purposes. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises (other than a certificate of completion or equivalent instrument issued by Alachua, Florida), Tenant shall, at its expense, duly procure and thereafter maintain such license or permit and shall at all times comply with the terms and conditions of same.

Section 5 - REQUIREMENTS OF LAW.

A. Tenant shall not undertake, and shall not permit persons within Tenant’s control to undertake, any act or thing in or upon the Premises, the Building, or Project which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any other zoning ordinances, and rules and regulations of governmental or quasi-governmental authorities having jurisdiction over the Premises or the Project (the “Requirements”). Tenant shall, at Tenant’s sole cost and expense, take all action, including any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of the Alachua County Building Code and the Americans With Disabilities Act of 1990 (the “ADA”), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of: (i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant) other than Tenant’s Work; (ii) Tenant’s particular use, manner of use or occupancy on behalf of Tenant of the Premises; (iii) any breach of any of Tenant’s covenants or agreements under this Lease; (iv) any wrongful act or omission by Tenant or persons within Tenant’s control; or (v) Tenant’s use or manner of use or occupancy of the Premises as a “place of public accommodation” within the meaning of the ADA. Landlord warrants that the Premises will comply with the Requirements (including ADA) on the Commencement Date.

B. Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Requirements governing its use, generation, storage, containment, transfer, transportation, treatment and/or disposal from or at the Premises of any “Hazardous Materials” (which term shall mean any Medical Waste, biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements). For purposes hereof, “Medical Waste” shall mean any solid, semisolid, gaseous, or liquid waste which is generated or utilized in the diagnosis, treatment (e.g., provisions of medical services), immunization or performance of a service to the body of human beings, and for greater certainty shall include all waste generated by the Tenant in relation to its use, and shall include the use of licensed medical waste management companies. Tenant shall agree to execute, from time to time, at Landlord’s request, affidavits, representations and the like concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Project or the land on which the Project is located. Tenant shall indemnify and hold harmless Landlord, Landlord’s officers, directors, employees, agents, successors, manager and assigns (the “Indemnitees”) from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Indemnitees by any Governmental Authority by reason of the presence in or about the Project or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or persons within Tenant’s control or the breach of this Lease by Tenant or persons within Tenant’s control. For purposes of this indemnity, a third party contracted by Tenant or on Tenant’s behalf for the handling or removal of Hazardous Materials shall be deemed to be a party within Tenant’s control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease. Notwithstanding anything herein to the contrary, Tenant shall have no liability for Hazardous Materials not caused by Tenant, Tenant’s agents, or persons within Tenant’s control.

C. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

D. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

Section 6 - FIXED ANNUAL RENT.

A. Tenant hereby covenants and agrees to pay to Landlord in lawful United States currency, together with any and all applicable sales and use taxes levied upon the use and occupancy of the Premises as set forth in Section 7, the Fixed Annual Rent specified in Summary paragraph E (as adjusted pursuant to Exhibit D attached hereto and by this reference made a part hereof) payable in equal monthly installments in advance, beginning on the Commencement Date and continuing on the first day of each and every calendar month thereafter during said term. All forms of rent due under this Lease shall be paid to Landlord, without demand, setoff or deduction whatsoever at its offices as specified in Summary paragraph J or at such other place as Landlord shall designate in writing to Tenant. In the event that the Commencement Date is not the first day of a month, the Fixed Annual Rent shall be apportioned pro rata on a per diem basis for the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs, and such apportioned sum shall be paid on the Commencement Date.

B. Landlord shall have the same rights and remedies with respect to Additional Rent as with respect to Fixed Annual Rent. The term “Rent” is hereby defined to mean the Fixed Annual Rent and any Additional Rent payable by Tenant under this Lease. In the event that any payment due Landlord under this Lease shall not be paid on the due date, Tenant agrees to pay the sum of Fifty ($50.00) Dollars per day for each such delinquent payment until made. If any installment of Rent shall remain overdue for more than five (5) days, an additional late charge in an amount equal to one and one-half percent (1.5%) per month (18% percent per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue. In the event that any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Landlord, Landlord shall be entitled to make an administrative charge to Tenant of Two Hundred Fifty and 00/100 ($250.00) Dollars. Tenant recognizes and agrees that the aforesaid charges represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Project resulting from the events described, which costs are not contemplated or included in any rent or other charges provided to be paid by Tenant to Landlord in this Lease. Any charges becoming due under this paragraph of this Lease shall be deemed to be Additional Rent due hereunder and shall become due with the next ensuing monthly payment of Fixed Annual Rent. Notwithstanding the foregoing to the contrary, Landlord agrees to provide to Tenant on no more than two(2) occurrences during each Lease year, a notice of nonpayment and a period of five (5) calendar days to correct same without the imposition of late payment charges or interest hereunder as provided above.

C. The term “Lease Year” as used herein shall mean consecutive twelve month periods commencing on each January 1 during the term of this Lease. In the event that the term of this Lease commences on a day other than January 1, the first and last years shall be partial Lease Years and in such case the first Lease Year shall be deemed to commence on the Commencement Date and expire on December 31 next following the first anniversary of the Commencement Date, and the last Lease Year shall be deemed to commence on the last January 1 occurring during the term of this Lease and shall expire on the expiration date of this Lease.

D. Any and all sums of money, assessments or charges required to be paid by Tenant under this Lease other than Fixed Annual Rent shall be considered “Additional Rent” whether or not the same be so designated and Landlord shall have all rights to enforce due and timely payment by Tenant of Additional Rent as are available to Landlord with regard to Fixed Annual Rent. If such amounts or charges are not paid at the time provided in this Lease, they shall, nevertheless, be collectible as Additional Rent with the next installment of Fixed Annual Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same become due and payable hereunder, or limit any remedy of Landlord for enforcement of the immediate collection of same, nor any other remedy available to Landlord. Terms of this Subsection shall survive the expiration or earlier termination of this Lease.

Section 7 - SALES AND USE TAX. Tenant hereby covenants and agrees to pay monthly to Landlord, as Additional Rent, any sales, use or other tax, or any imposition in lieu thereof (excluding State and/or Federal Income Tax) now or hereafter imposed upon the rents, use or occupancy by the United States of America, the State of Florida, the County of Alachua, or any political subdivision thereof, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on Landlord. If Tenant is exempt from such tax, Tenant shall provide to Landlord a valid exemption certificate to confirm same.

Section 8 - AD VALOREM TAXES AND ASSESSMENTS.

Tenant shall pay as Operating Costs during the term of this Lease its Proportionate Share, as provided in Summary paragraph F of this Lease, of all ad valorem and real and personal property taxes levied or assessed by any lawful authority against all of the real property which is now or hereafter becomes a part of the FOUNDATION PARK, and such other costs and fees incurred by Landlord in contesting any such taxes, assessments, or charges and/or costs associated with negotiating with any such lawful authority with respect thereto (collectively called “Taxes and Assessments”), which sums shall be included as Operating Costs pursuant to Paragraph 9 below. In the event any governmental authority having jurisdiction shall levy any general or special assessment against the real property which is now or hereafter becomes a part of the Common Areas for public betterments or improvements, or if the property upon which the Project or Common Areas are located are subject to assessment by any property owner’s association, Tenant shall also pay to Landlord as Operating Costs its Proportionate Share of such assessments. Landlord shall have the option to take the benefit of any statute or ordinance permitting any such assessments for public betterments or improvements to be paid over a period of time, in which case Tenant shall be obligated to pay only the said fraction of the installments of any such assessments which shall become due and payable during the term of this Lease. On an annual or other periodic basis, Landlord shall estimate the Taxes and Assessments which will be payable by Tenant pursuant to this Section and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of Fixed Annual Rent. After the end of each Lease Year Landlord shall furnish Tenant a statement of the actual Taxes and Assessments, and there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant’s Proportionate Share for such annual period. Any payments due by Tenant hereunder shall be received on or before thirty (30) days following receipt of said statement. Tenant covenants and agrees that Tenant shall remain liable for and shall pay its Proportionate Share of Taxes and Assessments hereunder, notwithstanding the expiration or earlier termination of this Lease. In the event that, during any calendar year during the term of this Lease, the Project is not fully occupied by tenants, Taxes and Assessments for the Project for such year shall be adjusted to reflect the Taxes and Assessments that would have been payable had the Project been fully occupied throughout such year.

If Tenant shall reasonably believe that the Taxes and Assessments are overstated by the taxing authority, and so notifies Landlord and furnishes Landlord with clear and convincing evidence to support such belief, and provided that Tenant funds any fees necessary for same, Landlord shall timely seek an abatement of the same, provided that pursuing same would be economically feasible based upon the anticipated outcome vs. the cost of pursuing such reduction. Tenant shall be credited with its Proportionate Share of the recovery and any costs of such contest to the extent paid by Tenant, if any, net of Landlord’s reasonable costs.

Tenant’s Proportionate Share represents the ratio of the rentable area of the premises to the rentable area of the Project. Tenant’s Proportionate Share shall be adjusted based upon a change in either the rentable area of the premises or the Project.

Section 9 - TENANT TO BEAR PROPORTIONATE SHARE OF COMMON COSTS.

A. In each Lease Year or partial Lease Year, as defined herein, Tenant shall pay, in addition to all other rent specified herein and as Additional Rent, its Proportionate Share of the “Operating Costs”, as hereinafter defined. For the purpose of this Section, the “Operating Costs” means that the total cost and expense incurred in owning, operating, managing, maintaining and repairing the Project and the Common Areas, as hereinafter defined, or in contracting with other person(s) or entities for the performance and accomplishment of such services for the Project and the Common Areas.

B. The items and charges comprising Operating Costs shall specifically include, without limitation, gardening and landscaping, the cost of public liability, property damage and other insurance, taxes pursuant to Section 8, repairs, line painting, paving and resurfacing of walkways, driveways and parking areas, lighting, electricity, sewer and water, sign maintenance, music systems, sanitary control, removal of trash, rubbish, garbage and other refuse, janitorial services, service and maintenance agreements, reasonable attorneys’ and accountants’ fees, reasonable management fees, and the cost of personnel, including management, administrative charge, necessary or convenient to implement the services specified in this Lease, with all employment and normal retirement benefits incident thereto, including without limitation, pension and medical and life insurance benefits, to direct parking and to police the Project, including watchmen and security personnel, if such personnel or services are employed. Landlord shall have the right with regard to any and all management and maintenance obligations of Landlord under this Lease, to contract with such person(s) or entity or entities for the performance and accomplishment of such of the obligations as Landlord shall deem proper, including entities in which Landlord may hold an ownership or other interest (provided that the fees paid to such entities are comparable to fees charged by entities in an arms-length transaction). The following costs and expenses are expressly excluded from Operating Costs:

(1) Leasing commissions, rent concessions to lessees, tenant improvements and allowances and advertising expenses;

(2) Expenditures for capital improvements, except those which under generally accepted accounting principles are expenses or regarded as deferred expenses and except for capital expenditures required by changes in law after the date of this Lease, in either of which cases the cost thereof shall be included in expenses for the calendar year in which the costs are incurred and subsequent years, appropriately allocated to such years on a straight-line basis, to the extent that such items are amortized over an appropriate period, consistent with general accepted accounting principles, with an interest factor equal to the prime rate of The Wall Street Journal, but in no event greater than the highest rate of interest permitted to be charged by law at the time of Landlord’s having incurred said expenditure;

(3) Painting, redecorating or other work which Landlord performs for any lessee or prospective lessee;

(4) Repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or condemnation;

(5) Depreciation;

(6) Interest on, amortization of, and fees and expenses in connection with any mortgages placed upon the Project by Landlord;

(7) Rent payable under any lease to which this Lease is subject;

(8) Costs and expenses of negotiating and enforcing leases against lessees, including attorneys’ fees;

(9) Penalties for the late payment of any Real Estate Taxes or other Operating Costs and penalties and fines incurred due to Landlord’s violation of any applicable law;

(10) Landlord’s general corporate overhead and administrative expenses;

(11) Expenses for any item or service not available to Tenant but to certain other tenant(s) of the Project;

(12) Expenses for any item or service which Tenant pays directly to a third party or separately pays to Landlord and expenses incurred by Landlord to the extent the same are chargeable to any other tenant or occupant of the Project, or third party;

(13) Salaries of (i) employees above the grade of building superintendent or building manager, and (ii) employees whose time is not spent directly in the operation of the Project (which may be allocated by Landlord to account for the extent utilized for the Project).

(14) Any cost incurred by the gross negligence or willful misconduct of the Landlord, its agents and employees;

(15) Capital reserves;

(16) The cost of correcting defects in the initial construction of the Building or other portions of the Project; and

(17) Costs and expenses of investigating, monitoring and remediating hazardous material on, under or about the Project, except as otherwise provided in this Lease.

If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in any of the elements of Operating Costs, then the costs for such capital equipment or capital expenditure are to be included within the definition of “Operating Costs” for the Lease Year in which the costs are incurred and subsequent years, on a straight-line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Costs are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of The Wall Street Journal, but in no event greater than the highest rate of interest permitted to be charged by law at the time of Landlord’s having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Costs, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Costs for the year in which they are incurred.

C. On an annual basis, Tenant shall be informed as to Tenant’s Proportionate Share of the Operating Costs which shall be based upon an estimate thereof, and Tenant shall pay one- twelfth (1/12) thereof monthly in advance, together with the payment of Fixed Annual Rent. After the end of each Lease Year Landlord shall furnish Tenant, upon request, a statement of the actual Operating Costs. Tenant shall have sixty (60) days from receipt of such statement to review same and to submit to Landlord in writing any objections of Tenant thereto (“Tenant’s Objection Notice”). If no written objections are received by Landlord within said thirty (30) day period, such statement shall be conclusively deemed to be correct as between the parties, and there shall be an adjustment with payment by or refund or credit to Tenant, as the case may require, to the end that Tenant shall pay the entire amount of Tenant’s Proportionate Share for such period but not in excess thereof. In the event that such review by Tenant shall disclose a discrepancy in the calculation of Tenant’s obligation which is not resolved by Landlord and Tenant, and provided that Tenant leases not less than twenty percent (20%) of the space in the Building, Tenant or its representative (who shall be a non-commissioned paid, CPA or Director/Officer of Tenant) shall have the right to examine Landlord’s books and records with respect to the items in the foregoing statement of actual Operating Costs during normal business hours at any time within thirty (30) days following Tenant’s Objection Notice. Any amount due to Landlord as shown on any statement, whether or not written exception is taken thereto, shall be paid by Tenant within for Landlord shall have submitted the statement without prejudice to any such written exception. If such statement is incorrect based upon Tenant’s review, Tenant shall advise Landlord in writing of the error in such statement or the other basis of Tenant’s opinion. The parties shall thereafter endeavor to correct such errors, and within forty-five (45) days after such resolution, Landlord will issue a statement to Tenant if the amount due and owing has changed. If such correction results in a credit to Tenant, Landlord will reflect the credit a statement to Tenant which will permit Tenant to credit the amount from the next payment due to Landlord for Operating Costs and Rent or if at the end of the Term hereof, and Tenant has vacated the Premises, Landlord will send whatever amount due and owing to Tenant at the non-Premises address on file for Tenant. If the address and phone number provided to Landlord do not provide an address for Landlord to forward the amount of credit then after ninety (90) days Landlord shall not owe Tenant any credit. Any payments due by Tenant hereunder shall be received by Landlord on or before thirty (30) days following receipt by Tenant of said statement. Tenant covenants and agrees that Tenant shall remain liable for and shall pay its Proportionate Share of Operating Costs in the amounts and times as set forth herein, notwithstanding the expiration or earlier termination of this Lease. Tenant acknowledges that Operating Costs or any item or component of assessment or charge thereunder may be made or assessed by either Landlord and/or the owner or other entity controlling the Common Areas, and Tenant shall pay such charge to the party making such assessment.

D. Landlord reserves the right, at all times and from time to time, to change Tenant’s Proportionate Share or other method of allocation of any costs, charges or assessments, including without limitation Operating Costs, in any manner which it may, in its discretion, deem to be a fairer or more equitable allocation thereof if use of the Common Areas or common facilities are disproportionate among tenants of the Project to any material extent. In the event that Landlord exercises such right, Landlord shall provide to Tenant a written notice of such change and an explanation of the basis of such change. Such revision shall not be effective until Landlord has provided such notice.

E. In the event that, during any calendar year during the term of this Lease, the Project is not fully occupied by tenants, Operating Costs for such year that vary with occupancy shall be adjusted to reflect the Operating Costs that would have been payable had the Project been fully occupied throughout such year.

Section 10 - USE OF COMMON AREAS.

The use and occupation by Tenant of the Premises shall include the nonexclusive use, in common with others entitled thereto, of the elevators, stairways, lobbies, lavatories, waiting areas and other areas for the nonexclusive use of tenants, and agents, employees, customers and invitees of tenants, within the Project, and all areas within the exterior boundaries of the Project which are not building sites, or are not now or hereafter held for lease or occupation by Landlord, its successors or assigns, or used by other persons entitled to exclusive occupation thereof, including, without limiting the generality of the foregoing, automobile parking areas, driveways and entrances and exits thereto, employee parking areas, loading docks, pedestrian sidewalks and ramps, landscaped areas, retaining walls, exterior stairways, open and enclosed courts, and other areas and improvements provided in or near the Project for the general use, in common, by tenants within the Project, their officers, agents, employees and customers (hereinafter collectively “Common Areas”) as such Common Areas now exist or as may hereafter be constructed for the benefit of or as a part of the Project, and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease and the rules and regulations for the use thereof as prescribed from time to time by Landlord. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations as Landlord may in its sole reasonable discretion deem proper, pertaining to the proper operation and maintenance of the Common Areas. Tenant acknowledges that the Common Areas shall at all times be subject to the exclusive control and management of the owner or other entity controlling the Common Areas, which shall have the right to do and perform such acts in and to the Common Areas and improvements thereon as it shall determine to be advisable with a view to the improvement of the convenience and use thereof by authorized users of the Common Areas. If the Common Areas are not completed as of the date of this lease, then Landlord agrees to complete improvements to the Common Areas in accordance with the plans and specifications for the Project. Such improvements shall be completed as set forth in the plans or as is consistent with Class “B” office and laboratory space in the Alachua county area. Whenever the term “building standard” is used in this Lease, such standard shall be deemed to refer to a standard of construction commonly utilized in Class “B” office and laboratory spaces in the Alachua County, Florida area unless otherwise specified.

Section 11 - LICENSE TO USE COMMON AREAS. All Common Areas, as constituted from time to time, which Tenant may be permitted to use and occupy, are to be used and occupied under a license, revocable upon material default by Tenant under this Lease which default is not cured after any applicable notice and within any applicable cure period provided herein, and if such license be revoked, or if the amount of such areas be temporarily closed or permanently diminished, Tenant shall not be entitled to any compensation, damages, or diminution or abatement of rent, nor shall such revocation or diminution of such area be deemed a constructive or actual eviction unless the same materially adversely affect Tenant’s use of the Premises for the conduct of its business. Notwithstanding the foregoing, in no event shall the Common Areas be altered or diminished so as to prevent commercially reasonable access to the Premises, reduce parking below the amount required for compliance with applicable law or this lease, or so substantially affect the use of the Premises that commercially reasonable use of the Premises for its intended purpose is negatively impacted in a material manner.

Section 12 - CONSTRUCTION OF PREMISES.

A. Except for the initial improvements to be constructed by Landlord as provided in Exhibit “B” (the “Landlord’s Work”), Tenant shall complete any additional or future construction of the Premises in accordance with the terms of this Lease.

B. (Tenant obligations for build out Intentionally Deleted)

C. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which, in the opinion of Landlord, may be required under the circumstances, such reinforcing to be at Tenant’s expense.

Section 13 - CONDITION OF PREMISES. Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession of same except for (i) Punchlist Items described in Exhibit “B” attached hereto; (ii) latent defects in Landlord’s Work (provided that claims for any such latent defects shall be deemed waived unless Tenant has given Landlord written notice of the existence of such latent defects within three (3) years from the date Tenant first took possession of the Premises); and (iii) patent defects in Landlord’s Work (provided that claims for any such patent defects shall be deemed waived unless Tenant has given Landlord written notice of the existence of such patent defects within one (1) year from the date Tenant first took possession of the Premises). Furthermore, Tenant acknowledges that Landlord has made no representation or promise as to the condition of the Premises, nor shall Landlord be required to conduct any Alteration or improvement to the Premises, except as expressly set forth in Exhibit “B” attached hereto. In the event that Landlord’s Work as provided in Exhibit “B” has been completed, or in the event that no work is required of Landlord hereunder, except as specifically provided above, Tenant expressly acknowledges that it has inspected the Premises and is fully familiar with the condition thereof, and Tenant agrees to accept the Premises in its “as-is” condition.

Section 14 - ALTERATIONS. Tenant shall make no decorations, additions, improvements or other Alterations in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonable withheld, and then only at its sole cost and expense and by contractors or mechanics and in such manner and with such materials as may be approved by Landlord. All decorations, additions, improvements or other Alterations to the Premises, except movable office furniture, trade fixtures and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord upon the installation thereof, and shall be surrendered with the Premises at the expiration of this Lease. Notwithstanding the foregoing, Tenant may install art work and decorate the Premises (and remove such art work or decorations at the end of the Term) without Landlord’s consent provided that such decoration are not installed with screws and Tenant shall repair any damage caused by such removal. If required by Landlord in accordance with the foregoing, any such Alteration, addition or improvement to the Premises shall be removed at Tenant’s expense upon the expiration or sooner termination of the term of this Lease and Tenant, at its expense, shall also repair any damage to the Premises caused by such removal and restore the Premises to a commercially reasonable standard; provided, however, Tenant shall have no obligation to repaint the walls of the Premises at the expiration or earlier termination of this Lease.

Section 15 - LIENS. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord’s estate shall not be subject to such liability. Tenant shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Chapter 713, Florida Statutes. Other than the Landlord’s Work, Tenant agrees to obtain and deliver to Landlord prior to the commencement of any work or Alteration or the delivery of any materials, written and unconditional waivers of contractors’ liens with respect to the Premises, the Project and the Common Areas for all work, service or materials to be furnished at the request or for the benefit of Tenant to the Premises, and any Notice of Commencement filed by Tenant shall contain, in bold print, the first sentence of this Section 15. Such waivers shall be signed by all architects, engineers, designers, contractors, subcontractors, materialmen and laborers to become involved in such work. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises, the Building or the Project, or any portion thereof, for work, services or materials claimed to have been furnished to or for the benefit of Tenant to be satisfied or transferred to bond within ten (10) days after Tenant’s having received notice thereof. In the event that Tenant fails to satisfy or transfer to bond such claim of lien within said ten (10) day period, Landlord may do so and thereafter charge Tenant as Additional Rent, all costs incurred by Landlord in connection with the satisfaction or transfer of such claim, including attorneys’ fees and an administrative charge not exceeding fifteen percent (15%) of all sums incurred by Landlord in the satisfaction or transfer of such claim. Further, Tenant agrees to indemnify, defend, and save the Landlord harmless from and against any damage to and loss incurred by Landlord as a result of any such contractor’s claim of lien. If so requested by Landlord, Tenant shall execute a short form or memorandum of this Lease, which may, in Landlord’s sole reasonable discretion be recorded in the Public Records of Alachua County for the purpose of protecting Landlord’s estate from contractors’ Claims of Lien, as provided in Chapter 713.10, Florida Statutes. In the event such short form or memorandum of this Lease is executed, Tenant shall simultaneously execute and deliver to Landlord an instrument in recordable form terminating Tenant’s interest in the real property upon which the Premises are located, which instrument may be recorded by Landlord at the expiration or earlier termination of the term of this Lease. The security deposit paid by Tenant may be used by Landlord for the satisfaction or transfer of any Contractor’s Claim of Lien, as provided in this Section. This Section shall survive the termination of this Lease.

Section 16 - CHANGES TO BUILDING AND COMMON AREAS. Landlord hereby reserves the right, at any time, to perform maintenance operations and to make repairs, Alterations, additions or reductions to, and to build additional stories on, the Building and the Common Areas and to construct buildings adjoining the same. Landlord also reserves the right to construct other buildings or improvements within the Project, including, but not limited to, structures for motor vehicle parking. Tenant agrees to cooperate with Landlord, permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction, and waives any claim against Landlord in association with any disruptions experienced during the course of such activities.

Section 17 - REPAIRS.

A. Landlord shall maintain in good and operational condition the Common Areas and the foundation and all structural portions of the Building. Landlord shall also maintain and repair as necessary the roof (including the roof membrane) and exterior walls, windows and doors of the Building, except that Tenant shall maintain any fume hoods or similar exhaust or extraordinary ventilation equipment or other roof penetrations, which shall require Landlord consent prior to installation. There is excepted from the preceding covenant, however (i) repair of damage caused by Tenant, its employees, agents, contractors, customers, licensees or invitees; and (ii) interior repainting and redecoration. In no event, however, shall Landlord be liable for damages or injuries arising from defective workmanship or materials in making any such repairs. Landlord shall have no obligation to repair until a reasonable time after the receipt by Landlord of written notice of the need for repairs. Tenant waives the provision of any law, or any right Tenant may have under common law, permitting Tenant to make repairs at Landlord’s expense. All repair obligations of Landlord hereunder shall be deemed a component of Project Operating Costs to the extent permitted hereunder.

B. Tenant shall not suffer any damage, waste or deterioration to occur to the Premises and shall maintain the Premises and the fixtures and appurtenances therein in good and sightly condition, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees or invitees. If Tenant fails to make such repairs promptly, Landlord may, at its option, and after written notice to Tenant, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent. The exterior walls of the Building, the windows and the portions of all window sills outside same are not part of the Premises and Landlord hereby reserves all rights to such parts of the Building.

Section 18 - EMINENT DOMAIN.

A. If (i) the whole of the Premises or (ii) a material portion of the Project so as to render the Project unsuitable for Landlord’s operations (as determined in Landlord’s sole discretion), shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding and all rentals and other charges shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

B. If a part of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and such partial taking or condemnation shall render the Premises unsuitable for the business of Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of Tenant, then Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect except that the Fixed Annual Rent shall be reduced in proportion to the portion of the Premises lost in the taking; provided, however, there shall be no reduction in Additional Rent as a result of such partial taking or condemnation.

C. In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, except as specifically provided herein, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment from the Premises, provided that recovery by Tenant shall not reduce the award otherwise available to Landlord. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Section.

Section 19 - DAMAGE AND DESTRUCTION.

A. If the Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, without the fault of Tenant, but are not thereby rendered untenantable (including as a result of a loss of necessary access or essential service from the remainder of the Project) in whole or in part, Landlord shall at its own expense cause such damage to be repaired and the Fixed Annual Rent and Additional Rent payable by Tenant hereunder shall not be abated. If by reason of such occurrence, the Premises shall be rendered untenantable only in part, Landlord shall cause the damage to be repaired, and the Fixed Annual Rent meanwhile shall be abated proportionately as to the portion of the Premises rendered untenantable, until the Premises has been restored to the extent required to be restored by Landlord as required hereby. Landlord shall use commercially reasonable efforts to commence restoration and to complete restoration as soon as possible after receipt of insurance proceeds, if applicable. If the Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord shall cause such damage to be repaired, and the Fixed Annual Rent meanwhile shall be abated in whole, until the Premises has been restored to the extent required to be restored by Landlord as required hereby, except that Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety (90) days after said occurrence, to elect not to reconstruct the destroyed Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence. Nothing in this Section shall be construed to permit the abatement in whole or in part of Additional Rent, including without limitation charges for Operating Costs and Taxes and Assessments attributable to any period during which the Premises shall be in untenantable condition, nor shall there be any abatement in Additional Rent nor the Fixed Annual Rent if such damage is caused by an act or omission of Tenant. In the event Landlord elects not to repair the destroyed Premises but fails to provide notice of its election not to reconstruct the Premises as prescribed herein, Tenant may at its option cancel and terminate this Lease, as its sole and exclusive remedy against Landlord.

B. In the event that eighty percent (80%) or more of the total rentable square feet of the Building shall be damaged or destroyed by fire or other cause, notwithstanding any other provisions contained herein and that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within one hundred eighty (180) days after said occurrence, to elect to cancel and terminate this Lease, provided that Landlord terminates all other similarly affected leases of the Project. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

C. If the Premises are destroyed or damaged during the last eighteen (18) months of the term of this Lease and the estimated cost of repair exceeds fifty percent (50%) of the Fixed Annual Rent then remaining to be paid by Tenant for the balance of the term and Landlord does not intend to reconstruct the Building, Landlord may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within thirty (30) days after the date of occurrence of such damage. In the event Landlord provides such notice to terminate the Lease, Tenant shall have thirty (30) days to provide notice of its intent to extend the lease pursuant to other provisions of this Lease whereupon such Landlord notice to terminate shall be deemed rescinded. If Landlord shall not so elect to terminate this Lease, the repair of such damage shall be governed by other provisions of this Section

D. If the Premises, or portions of the Building providing access or essential services to the Premises, are destroyed or damaged by fire or other casualty, and the expected time to restore the same will exceed two hundred forty (240) days, or Landlord fails to complete restoration of the Premises, or such portions of the Building within three hundred sixty (360) days after the occurrence of the fire or other casualty. Tenant shall have the right by written notice to Landlord received by Landlord within thirty (30) days of such event, to either (i) cancel and terminate this Lease or (ii) at its sole expense, expedite repairs or reconstruction of the Premises, as its sole and exclusive remedies against Landlord. In the event of any reconstruction of the Premises under this Section, Landlord’s obligation with regard to said reconstruction shall be only to the extent of Landlord’s original obligation to construct and deliver the Premises pursuant to this Lease. Tenant, at its sole cost and expense, shall be responsible for all repairs and restorations in excess of that required of Landlord, such that the Premises shall be restored to its improved condition prior to such destruction. Tenant shall additionally be responsible for the replacement of its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment, and stock in trade promptly upon redelivery to it of possession of the Premises and shall diligently prosecute such installation to completion.

E. Upon any termination of this Lease under any of the provisions of this Section, each party shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to the Landlord except for items which have theretofore accrued and are then unpaid and for such of the other obligations of Tenant and/or Landlord as are expressly provided herein to survive the termination of this Lease, for which each party shall remain liable to the other.

Section 20 - QUIET ENJOYMENT. Landlord covenants and agrees that, upon Tenant’s paying on a monthly installment basis the Fixed Annual Rent and any Additional Rent required hereunder and performing all of the other covenants herein on its part to be performed, Tenant shall and may peaceably and quietly hold and enjoy possession of the Premises, and shall have access to the same twenty-four hours per day, seven days per week, without hindrance by Landlord or persons claiming through or under Landlord, subject to the terms, covenants and conditions of this Lease and all existing or future underlying leases or mortgages encumbering the Project and Common Areas. Furthermore, Landlord represents and warrants that it is the fee simple owner of the Project and Common Areas (including but not limited to the non-exclusive parking area described below).

Section 21 - RIGHT OF ENTRY. Upon reasonable prior notice to Tenant, Landlord and Landlord’s agents shall have the right to enter the Premises at all reasonable times, to examine and make inspections of the same, and to show them to prospective purchasers, lenders or lessees of the Building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made unless Tenant is prevented from operating in the Premises in whole or in part, in which event Fixed Annual Rent shall be proportionately abated during said period. At Tenant’s request, such access shall be in the presence of a representative of Tenant. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants or purchasers. If Tenant shall not be personally present to open and permit entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or the Project or any part thereof, except as otherwise herein specifically provided; except that Landlord agrees to correct any damage to the Premises or Tenant’s personal property caused by reason of Landlord’s exercise of its right of entry hereunder.

Section 22 - SECURITY INTEREST. Intentionally Omitted.

Section 23 -.

A. Landlord covenants that it will, during the normal business hours for the Project (7:00 A.M. to 6:00 P.M., Mondays through Fridays, inclusive, holidays excepted) furnish to the Common Areas, seasonal air conditioning and heating, sufficient to maintain comfortable temperatures within the Common Areas and at all times electricity to light the Common Area and water for lavatory purposes. Additionally, Landlord will provide janitorial service for the Premises and Common Areas and will cause the Common Areas to be cleaned and generally maintained consistent with other similar properties in the geographic area as the Premises. Tenant shall pay to Landlord, as Additional Rent, all third-party costs incurred by Landlord in providing additional building services requested by Tenant (such as air conditioning and heating outside normal business hours and additional janitorial service), as determined from time to time by Landlord, and the costs of any modification to any building utility or service system necessary to accommodate the Tenant. Notwithstanding the aforesaid, Landlord shall in no manner be required to make any alteration to any service or utility system of the Project on behalf of Tenant. Landlord shall not be liable for temporary failure of services due to circumstances not within the direct control of Landlord, and same shall not be deemed to constitute an actual or constructive eviction, nor entitle Tenant to any abatement or diminution in rent payable under this Lease. Landlord shall not be required to furnish such services to Tenant so long as Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods.

B. Tenant shall be solely responsible for and promptly pay all charges for water, gas, electricity or any other utility used or consumed in the Premises which are separately metered. Landlord shall have the right to require Tenant to obtain and install for the Premises, separate metering of any utility serving the Premises, and Tenant agrees to make payment directly to the utility company providing such service for all such separately metered utilities. If any such charges are not paid when due, Landlord may, at its option, pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as Additional Rent. In the event that any utility to the Premises shall not be separately metered, Landlord shall apportion the cost of such utility among the various tenants served thereby on either a square footage basis (based upon the proportion of Rentable Square Feet of the Premises as to the Rentable Square Feet of the areas of the Project served by the utility) or based upon the intensity of use by Tenant, such basis to be determined by Landlord in its sole but reasonable discretion. In the event of such apportionment, Tenant shall pay to Landlord monthly, as Additional Rent, Tenant’s portion of the cost of such utility, within ten (10) days of receipt of a statement from Landlord. Should Landlord elect to supply the water, gas, electricity or any other utility used or consumed in the Premises, Tenant agrees to purchase and pay for the same as Additional Rent at the applicable rates filed by the Landlord with the proper regulatory authority. In no event, however, shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Premises or the Project and same shall in no manner constitute an actual or constructive eviction of Tenant, nor except as otherwise provided in this Lease, entitle Tenant to any abatement of any Rent under this Lease.

C. Tenant’s use of electrical services furnished by Landlord shall be subject to the following:

(1) Tenant’s electrical equipment shall be restricted to that equipment which individually or collectively does not have a rated capacity greater than the load ratings of the Premises or the Building as set forth in the plans and specifications for same.

(2) Tenant’s overhead lighting shall not have a design load greater than the load rating contemplated by the plans and specifications.

(3) If Tenant’s consumption of electrical services exceeds either the rated capacities and/or design loads as per subsections (1) and (2) above, then Tenant shall remove such equipment and/or lighting to achieve compliance within ten (10) days after receiving notice from Landlord. In the alternative, upon receiving Landlord’s prior written approval, such equipment and/or lighting may remain in the Premises, subject to the following:

(a) Tenant shall pay for all costs of installation and maintenance of submeter, wiring, air conditioning and other items required by Landlord, in Landlord’s reasonable discretion, to accommodate Tenant’s excess design loads and capacities.

(b) Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord, which shall be in accordance with any applicable laws and shall not exceed the actual cost of such utility service.

(c) Landlord may, at its option, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue the availability of such extraordinary utility service. If Landlord gives any such notice, Tenant will contract directly with the public utility for the supplying of such utility service to the Premises.

Section 24 - EXCUSE OF LANDLORD’S PERFORMANCE. Anything in this Lease to the contrary notwithstanding, Landlord shall not be deemed in default with respect to failure to perform any of the terms, covenants and conditions of this Lease if such failure to perform shall be due to any strike, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utilities, service or financing, through Act of God or other cause beyond the control of Landlord. Notwithstanding anything in this Lease to the contrary, in the event that, for other than force majeure or casualty events, the Landlord fails to perform any of the terms, covenants and conditions of this Lease and as a result of such failure that the Premises (or a portion thereof) are rendered unusable by the Tenant for a period longer than seven (7) consecutive days, Rent hereunder shall equitably abate during such period.

Section 25 - ASSIGNMENT OR SUBLETTING.

A. Tenant may not assign this Lease in whole or in part, nor sublet, or permit the use or occupancy by a party other than Tenant of, all or any portion of the Premises, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this provision shall constitute a default hereunder and shall be void ab initio. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Landlord’s basis for such refusal may include, without limitation, the fact that the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent, to lease space in the Project. In the event Tenant desires to assign this Lease or sublet, or permit such occupancy of, the Premises, or any portion thereof, Tenant shall provide written notice thereof to Landlord at least sixty (60) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.

B. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. Tenant shall pay as additional rents hereunder, any increase in the insurance for the Project directly attributable to Tenant’s assignment or Tenant’s assignee’s occupancy of the Premises. This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary, and a prohibition against any encumbrance of all and any part of Tenant’s leasehold interest.

C. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof or any rents or other sums to be paid hereunder.

D. Upon any request to assign or sublet, Tenant will pay to Landlord, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Provided that Tenant promptly provides to Landlord all relevant information to consider such request, such payment to Landlord hereunder shall not exceed $2,000.00.

E. If the Tenant is a corporation whose shares are not publicly traded or is a partnership, if there shall be any change in the ownership of and/or power to vote the controlling interest of Tenant, whether such change of ownership is by sale, assignment, bequest, inheritance, operation of law or otherwise, same shall constitute an assignment of this Lease subject to Landlord’s consent as above provided.

F. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the

Premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use occupancy or utilization of any part of the Premises.

G. Any purported sale, assignment, mortgage, transfer of this Lease or subletting of the Premises which does not comply with the provisions of this Section 25 shall be void.

H. Tenant acknowledges and agrees that any and all right and interest of Landlord in and to the Premises, the Project and the Property, and all right and interest of Landlord in this Lease, may be conveyed, assigned or encumbered at the sole discretion of Landlord at any time, provided that such conveyance, assignment or encumbrance is subject to this Lease and the rights, privileges and easements granted herein..

I. In the event Tenant desires to assign this Lease or to sublease a portion of the Premises, Landlord shall have the right and option to terminate this Lease, or the portion to be subleased for the proposed term of the sublease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease. In the event Landlord elects not to terminate this Lease (within the time period described above), then such right shall be null and void. Additionally, Landlord agrees to waive such right of recapture in the event that Tenant shall have funded at least fifty percent (50%) of the initial cost of the build out of the Premises.

J. Notwithstanding the foregoing, Landlord’s consent shall not be required for any assignment or sublet to a validly existing entity controlling, controlled by, in common control with Tenant, nor to any entity that succeeds to Tenant’s interest in this Lease by reason of merger, or sale/acquisition of all or substantially all of the stock or assets), consolidation or reorganization; provided, however, with respect to an assignment or a sublease of all or substantially all of the Premises, such successor entity must (i) have a net worth comparable to Tenant as of the date of such assignment and/or sublet; and (ii) not conflict with any exclusive use granted to other tenants of the Project, or (iii) make any use of the Premises for other than the Permitted Use.

Section 26 - DEFAULT.

A. Events of Default. Upon the happening of one or more of the events set forth below in (1) to (7), inclusive (any of which is referred to hereinafter as an “Event of Default”), Landlord shall have any and all rights and remedies hereinafter set forth:

(1) If Tenant shall default in the payment of Fixed Annual Rent, any Additional Rent or any other sums payable by Tenant for more than five (5) days after written notice from Landlord, provided that Landlord shall have no obligation to give more than two (2) such notices in any consecutive 12-month period;

(2) If Tenant shall default in the performance of any non-monetary covenants or agreements of this Lease and said default shall continue for thirty (30) days after written notice thereof, or in the event that the default be of such a nature as cannot with diligent effort be cured within said thirty (30) day period, if Tenant shall not commence to cure within said period and diligently prosecute remedial efforts to completion within a reasonable time thereafter, not to exceed one hundred eighty (180) days;

(3) If a petition in bankruptcy under any present or future bankruptcy laws (including but not limited to reorganization proceedings) be filed by or against the Tenant or any other entity responsible for the obligations of Tenant under this Lease, and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event Tenant or any other entity responsible for the obligations of Tenant under this Lease is adjudged a bankrupt;

(4) If an assignment for the benefit of creditors is made by Tenant or any other entity responsible for the obligations of Tenant under this Lease;

(5) If an appointment by any court of a receiver or other court officer of Tenant’s property or of the property of any other entity responsible for the obligations of Tenant under this Lease, and such receivership is not dismissed within thirty (30) days from such appointment;

(6) If without thirty (30) days’ prior written notice to Landlord, Tenant removes, attempts to remove, or permits to be removed from the Premises, except in the usual course of trade, substantially all or a material portion of the goods, furniture, effects or other property of the Tenant brought thereon; or

(7) If Tenant, before the expiration of the term of this Lease, and without the written consent of the Landlord, uses the same for purposes other than the purposes for which the same are hereby leased.

B. Remedies of Landlord. If any Event of Default occurs, the Landlord shall have the right, at the option of Landlord, to:

(1) Declare the entire balance of all forms of Rent due hereunder for the remainder of the term of this Lease (reduced to present value on such date utilizing the Prime Rate as reflected in The Wall Street Journal on the date of such default) to be due and payable and may collect the same by distress or otherwise;

(2) Terminate this Lease and any right of renewal thereof, and retake possession of the Premises; or

(3) Without terminating this Lease, re-enter and re-let the Premises, or any part thereof, as the agent and for the account of Tenant, upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including but not limited to, necessary renovation and alterations of the Premises, reasonable attorney’s fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Landlord’s option, Tenant shall pay Landlord any deficiency immediately upon demand, notwithstanding Landlord may have received periodic rental in excess of the periodic rental stipulated in this Lease in previous or subsequent rental periods, and Landlord may bring an action to recover same as such deficiency shall arise, or (ii) at Landlord’s option, the entire deficiency which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to re-enter and re-let in any event. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said Premises in excess of the rent provided in this Lease. Once Landlord has collected the accelerated amount owed by Tenant to Landlord, Tenant shall automatically be released from all liability under the terms of this Lease.

C. If any Event of Default occurs, Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of Tenant’s property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and except as provided under Florida law, the Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and Tenant hereby waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

D. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. To the extent permitted under the laws of the state of Florida, any such re-entry shall be allowed by Tenant without hindrance (except as provided by any and all applicable laws of the State of Florida), and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

E. In the event of a breach or threatened breach of any covenant of this Lease, Landlord shall have the right of injunction. Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect or in equity.

F. If Tenant shall default in the performance of any provision of this Lease on Tenant’s part to be performed, Landlord may perform the same for the account of Tenant and Tenant shall promptly reimburse Landlord for any expense incurred, which expenses shall be deemed to be Additional Rent.

G. It is expressly agreed that the forbearance on the part of the Landlord in the institution of any suit or entry of judgment for any part of the Rent herein reserved to the Landlord, shall in no way serve as a defense against nor prejudice a subsequent action for such Rent. The Tenant hereby expressly waives Tenant’s right to claim a merger or waiver of such subsequent action in any previous suit or in the judgment entered therein. Furthermore, it is expressly agreed that claims for liquidated Fixed Annual Rent may be regarded by the Landlord, if it so elects, as separate and independent claims capable of being separately assigned.

H. Default by Landlord. In the event of any default by Landlord under this Lease, Tenant shall promptly give written notice of such default to landlord. Landlord agrees to use reasonable diligence to complete the cure of such default within thirty (30) days after receipt of written notice from Tenant, provided that in the event any default is of such a nature that it cannot be cured within the thirty (30) day period, Landlord shall have a reasonable time in which to complete the cure thereof. Notwithstanding the foregoing, if Landlord fails to cure, or to initiate reasonable efforts to cure, said default within a sixty (60) day period, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord; provided, however, Tenant may elect this termination remedy only if Tenant is unable, as a result of the Landlord’s Default, to operate its business in the Premises in a commercially reasonable manner.

Section 27 - LEGAL EXPENSES.

A. In the event that after notice to Tenant and expiration of any Cure Period provided for in this Lease, it shall become necessary for Landlord to employ the services of an attorney to enforce any of its right under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord such reasonable fee as shall be charged by Landlord’s attorney for such services. Should Landlord prevail in a suit brought for the recovery of possession of the Premises, or for rent or any other sum due Landlord under this Lease, or because of the default of any of Tenant’s covenants under this Lease, Tenant shall pay to Landlord all expenses of such suit and any appeal thereof, including reasonable attorneys’ fees.

B. In the event that it shall become necessary for Tenant to employ the services of an attorney to judicially enforce any of its rights under this Lease or to collect any sums due to it under this Lease or to remedy the material breach of any covenant of this Lease on the part of Landlord to be kept or performed which is not corrected by Landlord within a reasonable period after written notice from Tenant to Landlord, Landlord shall pay to Tenant such reasonable fee as shall be charged by Tenant’s attorney for such services. Should Tenant prevail in a suit brought, because of the default of any of Landlord’s covenants under this Lease, Landlord shall pay to Tenant all expenses of such suit and any appeal thereof, including reasonable attorneys’ fees.

Section 28 - INSURANCE.

A. Tenant agrees to maintain, throughout the Lease Term (and any other period during which Tenant is in possession of the Premises), at Tenant’s sole cost and expense, (i) comprehensive general public liability insurance in standard form against claims for bodily injury or death or property damage occurring in or upon the Premises, effective from the date Tenant enters into possession and during the term of this Lease and having a combined single limit amount of not less than One Million Dollars ($1,000,000.00) in primary coverage and Two Million Dollars ($2,000,000.00) in excess liability coverage for injury to one person in one accident, occurrence or casualty, or for injuries to more than one person in one accident, occurrence or casualty; (ii) property damage insurance in an amount at not less than One Hundred Thousand Dollars ($100,000.00) for damage to property on any one occurrence; (iii) worker’s compensation and employer’s liability insurance in compliance with applicable legal requirements; (iv) business interruption insurance with limit of liability representing loss of at least approximately six (6) months of income; and (v) any other form of insurance which Landlord or any mortgagee of the Premises shall reasonably require from time to time, in form, in amounts and for risks against which a prudent tenant would insure. Any insurance policies required hereunder shall name Landlord, Landlord’s Lender, Landlord’s property manager and service provider as an additional insured and shall provide that they may not be modified or terminated without thirty (30) days advance notice to Landlord, and Tenant shall provide a certificate of insurance to Landlord adding Landlord as an additional insured to its primary liability and excess liability policies. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under policies issued by insurers permitted to do business in the State of Florida and rated in Best’s Insurance Guide, or any successor thereto (or, if there be none, an organization having a national reputation) as having a general policyholder rating of “A-” and a financial rating of at least “X”. Tenant shall furnish to Landlord within thirty (30) days from the date hereof evidence of such insurance coverage by way of a copy of the declarations page of the insurance policy signed by the underwriter, and any amendments and endorsements thereto, and a certificate of insurance clearly evidencing each of the coverages and provisions set forth in this paragraph. Upon Tenant’s default in obtaining or delivering the policy or certificate for any such insurance or Tenant’s failure to pay the charges, Landlord may procure or pay the charges for any such policy or policies and charge the Tenant for such expenses as Additional Rent. The limits of insurance specified in this Section may be adjusted upward by Landlord in the event that Landlord shall determine that because of: (i) the lapse of time, (ii) any unexpected rates of inflation, (iii) the size of the Premises, (iv) the use of the Premises by Tenant or (v) for any reason similar to those specified in clauses (i) through (iv) immediately above in this paragraph, the limits specified offer inadequate protection to Landlord.

B. Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering all Alterations made by or on behalf of Tenant (including without limitation all Tenant’s Work) and Tenant’s fixtures and equipment located on the Premises, in an amount not less than their full replacement value, providing protection against any peril included within the standard classification of “All Risk Coverage,” together with insurance against sprinkler damage, vandalism, theft and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Alterations, fixtures and equipment so insured.

C. Throughout the Term, Landlord shall maintain insurance on the Building covering the same against fire and other casualty covered in an “All-Risk” policy, in accordance with prudent ownership practice.

D. Landlord and Tenant waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Tenant or Landlord which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company, including but not limited to Tenant’s workers’ compensation insurance carrier, against Landlord or Tenant, whichever the case may be.

E. Tenant at its expense shall comply with all requirements of the Board of Fire Underwriters, or any other similar body affecting the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance or other insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant’s use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. The fact that the Premises are being used for the purposes set forth in Summary paragraph H hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

F. Tenant shall provide certificates of insurance (Accord Form #27) to Landlord for all vendors and contractors authorized by Tenant to provide services for the Premises in connection with the Alterations, evidencing the general liability and workers compensation coverages of such vendors and contractors. Landlord must be added as additional insured to the general liability and excess liability policies of such vendors and contractors, and the minimum limit of liability insurance for such vendors and contractors shall be One Million Dollars ($1,000,000.00) and the minimum limit of excess liability coverage for such vendors and contractors shall be Two Million Dollars ($2,000,000.00).

Section 29 - INDEMNIFICATION OF LANDLORD. Tenant shall not do or permit any act or thing to be done in, on or about the Premises, the Building or the Project that may subject Landlord to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect the Landlord fully against any such liability and responsibility. Tenant shall indemnify and save harmless the Landlord from and against (a) all claims of whatever nature against the Landlord arising from any act, omission or negligence of Tenant, its employees, customers, invitees, vendors, or persons within Tenant’s control, (b) all claims against the Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant’s occupancy of the Premises, (c) all claims against the Landlord arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Premises, Building or the Project, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant, its employees, customers, invitees, vendors, or persons within Tenant’s control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements), including those arising from the Landlord’s negligence, (but excluding Landlord’s gross negligence and/or willful misconduct), incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

If any claim, action or proceeding is made or brought against the Landlord, against which claim, action or proceeding Tenant is obligated to indemnify Landlord pursuant to the terms of this Lease, then, upon demand by the Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Landlord’s name, if necessary, by such attorneys as the Landlord may select, including, without limitation, attorneys for the Landlord’s insurer. Notwithstanding the foregoing, if such attorneys shall be defending both Tenant or any persons within Tenant’s control and Landlord, the Landlord may retain its own attorneys to defend or assist in defending any claim, action or proceeding, and Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

Section 30 - LOSS AND DAMAGE. Landlord shall not be responsible for any damage to any property of Tenant (including without limitation appliances, equipment, machinery, stock, inventory, fixtures, furniture, improvements, displays, decorations, carpeting and painting) or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Except resulting from the gross negligence of Landlord, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, smoke, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Except resulting from the gross negligence of Landlord, Landlord shall not be liable for any such damage caused by other tenants or persons on the Premises, occupants of the Building or of adjacent property, the public, or caused by operations or construction of any private, public or quasi-public works. Except as expressly provided in this Lease, Landlord shall not be liable for any latent defect in the Premises or in the Building. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by Tenant’s insurance carriers.

Section 31 - END OF TERM. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty. Tenant shall indemnify, defend and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the Fixed Annual Rent theretofore payable hereunder, and accurate measurement will be impossible. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the date of the expiration or sooner termination of this Lease, then, unless Landlord shall have consented to Tenant’s holding over, Tenant shall pay Landlord as liquidated damages for each month and for each portion of any month prorated on a daily basis, during which Tenant holds over in the Premises after expiration or termination of the term of this Lease without consent, a sum equal to one hundred fifty percent (150%) of the Fixed Annual Rent and Additional Rent which was payable per month under this Lease during the last month of the terms thereof. Any personal property remaining in the Premises after the expiration or sooner termination of the term of this Lease shall be deemed to be abandoned property at the option of Landlord. The aforesaid provision of this Section shall survive the expiration or sooner termination of this Lease.

Section 32 - SIGNS. Tenant shall not place any signs or other advertising matter or material on the exterior of the Building, anywhere upon the Common Areas, or in any portion of the interior of the Premises which is visible beyond the Premises (except for Tenant’s name and logo in the Tenant’s reception area inside the Premises), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If exterior signage rights are available within the Project, rights to such signage shall be granted to tenants of the Project on a fair and equitable basis, as reasonably determined by Landlord. Any lettering or signs placed on the interior of said Building shall be for directional purposes only, and such signs and lettering shall be of a type, kind, character and description first approved by Landlord. Landlord shall, at its expense, provide standard suite signage on the Premises, and shall include Tenant in the building directory.

Section 33 - NOTICES. All notices, demands or other writings in this Lease provided to be given, made or sent by either party hereto to the other shall be deemed to have been fully given, if made in writing and delivered in person or by public courier or deposited in the United States mail certified or registered, return receipt requested and postage prepaid and addressed to the parties at their respective post office addresses, as listed in Summary Paragraphs I and J hereof, or with respect to Tenant, at the Premises. The address to which any notice, demand or other writing may be given, made or sent to either party may be changed by written notice given by such party as above provided.

Section 34 - SECURITY DEPOSIT. Simultaneously with the execution and delivery to Landlord of this Lease by Tenant, Tenant shall deposit with Landlord as a Security Deposit the sum shown therefor in Summary paragraph G of this Lease. Said Security Deposit shall be held by Landlord, and Tenant’s obligation to pay said Security Deposit is Additional Rent hereunder. Said Security Deposit may be commingled with other funds of Landlord and transferred out of state, and Landlord shall have no liability for the accrual or payment of any interest thereon. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid after applicable notice and grace periods provided herein, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid beyond applicable notice and grace periods provided herein, then Landlord may, at the option of Landlord, appropriate and apply all or any portion of said Security Deposit to the payment of any such overdue rent or other sum. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant continuing beyond applicable notice and grace periods provided herein, then Landlord, at its option, may appropriate and apply said Security Deposit, or so much thereof as Landlord may deem necessary, to compensate Landlord for all loss or damage sustained or suffered by Landlord due to such default or failure on the part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Fixed Annual Rent or Additional Rent or other sums due and payable by Tenant hereunder, then Tenant shall, upon the demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a default of this Lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the Fixed Annual Rent and Additional Rent herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the said Security Deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination hereof. Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest in the Premises, in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit. Otherwise, the Security Deposit shall be returned to Tenant in accordance with the terms hereof. No mortgagee acquiring title to the Premises by foreclosure or deed in lieu of foreclosure shall be responsible for the return of any Security Deposit not received by it.

Section 35 - NON-WAIVER. No references to any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. The failure of, or delay by, either party in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions hereof or to exercise any remedy, privilege or option reserved to either party, shall not be construed as a waiver of such covenant or condition or of the right to enforce the same or to exercise such privilege, option or remedy. The receipt by Landlord of Rent or any other payment required to be made by Tenant, or any part thereof, shall not be a waiver of any other Additional Rent or payment then due, nor shall such receipt, though with knowledge of the breach of any covenant or condition hereof, operate as or be deemed a waiver by Landlord of any of the provisions hereof, or of any of Landlord’s rights, remedies, privileges or options hereunder. No waiver by Landlord of any breach by Tenant under this Lease or any breach by any other tenant under any other lease of any portion of the Building shall affect or alter this Lease in any way whatsoever. Any such waiver must be in writing and signed by Landlord. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to remedy to such claim.

Section 36 - SUBORDINATION AND ATTORNMENT. Tenant hereby subordinates its rights hereunder to the lien of any ground or underlying leases, any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the property and Project of which the Premises are a part, upon the Common Areas and any buildings hereafter placed upon the Property of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This Section shall be self-operative and no further instrument of subordination shall be required by any mortgagee, but Tenant agrees upon request of Landlord, from time to time, to promptly (but within fifteen (15) days) execute and deliver any and all documents evidencing such subordination, and failure to do so within an additional five (5) days after notice of such failure, shall constitute a default under this Lease. Landlord agrees to obtain a commercially reasonable non-disturbance provision in favor of Tenant in connection with such request. In addition, Landlord agrees to obtain a commercially reasonable non-disturbance agreement in favor of Tenant from any future or existing mortgagee or superior landlord of the Project. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by the Landlord covering the Premises or Common Areas, or in the event a deed is given in lieu of foreclosure of any such mortgage, Tenant shall attorn to the purchaser, or grantee in lieu of foreclosure, upon any such foreclosure or sale and recognize such purchaser, or grantee in lieu of foreclosure, as the Landlord under this Lease and said party shall assume the obligations of Landlord provided that Tenant’s occupancy hereunder shall not be disturbed. Tenant shall not enter into, execute or deliver any financing agreement that can be considered as having priority to any mortgage or deed of trust that Landlord may have placed upon the Premises.

Section 37 - ESTOPPEL CERTIFICATES. From time to time, Tenant, within ten (10) days after written request by Landlord, will deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modification, that the same is in full force and effect as modified and stating the modification), the dates to which rent and other charges have been paid and stating whether or not the Landlord is in default in performance of any covenant, agreement, or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and such additional information as any mortgagee or purchaser of the Project may require. The failure of Tenant to execute, acknowledge and deliver to the Landlord a statement in accordance with the provisions of this Section within said ten (10) day period and within an additional five (5) days after notice of such failure, shall constitute an acknowledgment by the Tenant, which may be relied on by any person holding or proposing to acquire an interest in the Project or any party thereof or the Premises or this Lease from or through the other party, that this Lease is unmodified and in full force and effect and shall constitute, as to any person entitled as aforesaid to rely upon such statements, waiver of any defaults which may exist prior to the date of such notice. It is agreed that nothing contained in the provisions of this Section shall constitute waiver by Landlord of any default in payment of rent or other charges existing as of the date of such notice and, unless expressly consented to in writing by Landlord, and Tenant shall still remain liable for the same.

Section 38 - SUBSTITUTED SPACE. Intentionally Deleted.

Section 39 - RELOCATION OF TENANT. Intentionally Deleted.

Section 40 - RULES AND REGULATIONS. Tenant agrees to fully comply with all rules and regulations shown in Exhibit C attached hereto and by this reference incorporated herein. Landlord shall have the right from time to time to prescribe additional rules and regulations, which in its judgment may be desirable for the use, entry, operation and management of the Premises, the building, and the Building Project, each of which rules and regulations shall be deemed incorporated herein and made a part hereof by this reference. Landlord shall enforce all such rules and regulations in a non-discriminatory manner against Tenant.

Section 41 - BROKER. Landlord and Tenant represent and warrant that it neither consulted nor negotiated with any broker or finder with respect to the Premises other than as may be listed in Summary paragraph K (hereinafter referred to as the “Broker”), who will be compensated by Landlord in accordance with a separate agreement. Landlord and Tenant agree to indemnify, defend and save the other party harmless from and against any claims for fees or commissions from anyone, other than Broker, with whom the indemnifying party has dealt in connection with the Premises or this Lease, including without limitation any attorney’s fees incurred by the indemnified party in connection with said claims.

Section 42 - SUCCESSORS AND ASSIGNS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and permitted assigns of the said parties; and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided herein. Nothing contained in this Lease shall in any manner restrict Landlord’s right to assign or encumber this Lease and, in the event Landlord sells its interest in the Building and the purchaser assumes Landlord’s obligations and covenants, Landlord shall thereupon be relieved of all further obligations hereunder.

Section 43 - NO RECORDING. Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord.

Section 44 - PARKING. Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building (or the Project), their guests, invitees, certain parking spaces as indicated on Item L of Section I of this Lease, the driveways and footways of the Building. Usage by Tenant of parking spaces within the Building or Project shall be subject to such reasonable rules and regulations applicable thereto as Landlord may prescribe. Usage of all parking spaces shall be on a first-come, first-served basis. Landlord shall not be liable for any loss, damage, theft or injury occurring to person or property within the parking areas of the Building or Project.

Section 45 - CONSTRUCTION OF LANGUAGE. The terms “Lease”, “Lease Agreement” or “Agreement” shall be inclusive of each other, and shall include renewals, extensions or modifications of this Lease. The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, and the permitted sublessees, assigns and successors thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

Section 46 - CAPTIONS AND SECTION NUMBERS. The captions, section numbers, and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

Section 47 - LANDLORD’S CONSENT. Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying, consent or approval shall be as provided in this Section.

Section 48 - LIABILITY OF LANDLORD. Tenant shall look solely to the estate and property of Landlord in the land and building improvements comprising the Project for the collection of any judgment, or in connection with any other judicial process, requiring the payment of money by Landlord in the event of any default by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies and rights under this Lease. The word “Landlord” as used in this Lease shall mean only the owner from time to time of Landlord’s interest in this Lease. In the event of any assignment of Landlord’s interest in this Lease, the assignor shall no longer be liable for the performance or observation of any agreements or conditions on the part of Landlord to be performed or observed.

Section 49 - TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 50 - ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated to be paid shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein or by law. No acceptance of any Rent by Landlord shall constitute a waiver by Landlord of any prior or subsequent default of Tenant, notwithstanding any knowledge of such default by Landlord at the time of receipt of such Rent.

Section 51 - ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto and forming a part thereof as if fully set forth herein, constitute all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Project and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth. Neither Landlord nor Landlord’s agents have made nor shall be bound to any representations with respect to the Premises, the Project or the Common Areas except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease. Except as herein otherwise provided, no subsequent alteration, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

Section 52 - AMENDMENT. Landlord shall have the right at any time, and from time to time, to amend unilaterally the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the Rental paid by Tenant to Landlord hereunder is, or may be deemed to be, unrelated business taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents necessary to effect any such amendment, provided that no such amendment shall increase Tenant’s payment obligations or other liability under this Lease, reduce Tenant’s rights nor reduce Landlord’s obligations hereunder.

Section 53 - TENANT’S AUTHORITY.

A. If Tenant signs as a corporation, limited liability company, or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Project is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

B. Each of the persons executing this Lease on behalf of Landlord represents and warrants that Landlord has been and is qualified to do business in the state in which the Project is located, that the Landlord entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the Landlord were authorized to do so by appropriate corporate actions.

Section 54 - NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant, nor does anything in this Lease confer any interest in Landlord in the conduct Tenant’s business. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Section 54 - PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 55 - GUARANTY. The payment of all rents and charges, and the performance of all covenants of Tenant, required by this Lease are guaranteed by the Guarantor specified in Summary paragraph L of this Lease, pursuant to that certain Guaranty Agreement, a copy of which is attached thereto as Exhibit “F” and made a part hereof.

Section 56 - RADON DISCLOSURE. In accordance with the requirements of Florida Statutes Section 404.056(6), the following notice is hereby given:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county public health unit.

Section 57 - CONFIDENTIALITY. Landlord and Tenant will maintain the confidentiality of this Lease and will not divulge the economic or other terms of this Lease, whether verbally or in writing, to any person, other than their respective officers, directors, partners or shareholders; attorneys, accountants and other professional consultants; lenders, investors and subtenants, any governmental agencies; and pursuant to subpoena or other legal process.

Section 58 - EFFECT OF DELIVERY OF LEASE. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review and execution only and the delivery hereof does not constitute an offer to Tenant or an option to lease the Premises. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to Tenant.

Section 59 - GOVERNING LAW. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

Section 60 - SURVIVAL. The following provisions of the Lease shall survive its expiration or earlier termination: (i) Any action arising from or as a result of Tenant’s noncompliance with Section 5, (ii) Section 17, (iii) Section 27, (iv) Tenant’s Insurance obligations under Section 28 for events occurring prior to the expiration or earlier termination of the Lease and/or for events occurring by, through or under Tenant, (v) Tenant’s Indemnities under Section 29 and otherwise under the Lease for matters arising prior to the expiration or earlier termination of the Lease and/or for events occurring by, through or under Tenant, (vi) Tenant’s responsibilities for the condition of the Premises under Section 31, (vii) Section 34, (viii) Section 41, (ix) the limitation on Landlord’s liability contained in Section 48 and (x) Section 62.

Section 61 - WAIVERS BY TENANT. Tenant expressly waives all of the following: (a) the requirement under Chapter 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to the tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (b) the right of Tenant under Chapter 83.14 of the Florida Statutes to replevy distrained property; and (c) any rights it may have in the selection of venue in the event of suit by or against Landlord, it being understood that the venue of such suit shall be in Alachua County, Florida.

Section 62 - WAIVER OF JURY TRIAL. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

Section 63 - Most Favored Tenant. Landlord covenants to Tenant that, with respect to any lease in the Project for similar space, in a comparable location, with the comparable obligations of Landlord for build out, for similar lease terms, and other related economic terms which may be executed hereafter, such lease will not grant to the tenant thereunder terms and conditions (including, without limitation, a net rental rate) more favorable than granted to Tenant under this Lease. If Landlord breaches this provision, then Landlord shall be obligated to enter into a written modification of this Lease with Tenant in order to modify this Lease to make it comparable to that of the Lease with the more favorable terms.

Section 64 - Expansion Option. Tenant shall have the one-time right by written notice to Landlord delivered anytime between the date of execution of this Lease and the Commencement Date to expand the Premises to include the space shown on Exhibit A-1 and consisting of approximately [2,700] rentable square feet (the “Expansion Space”). The Expansion Space shall be subject to all the same terms and conditions of this Lease except: (a) Fixed Annual Rent shall be $17.85 per rentable square foot; and (b) fifty percent (50%) of Fixed Annual Rent and Tenant’s Proportionate Share of Operating Costs and Taxes, with respect to the Expansion Space only, shall be abated for the first twelve (12) months of the Term. If Tenant shall timely elect to lease the Expansion Space, Landlord and Tenant shall execute and deliver an amendment to this Lease memorializing the agreed upon revised rentable area of the Premises, the Fixed Annual Fixed Rent, and Tenant’s Proportionate Share. The Expansion Space shall be delivered with completion of the “Landlord’s Work” as defined in Exhibit “B”, but otherwise “AS IS”, “WHERE IS”. There is no Tenant Improvement Allowance or Tenant Incentive Payment applicable to the Expansion Space.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, or have caused the same to be executed as of the day and year first above written.

Signed, sealed and delivered

in the presence of:

TENANT:

/s/ Lawrence E. Bullock		APPLIED GENETIC TECHNOLOGIES
Print Name:	Lawrence E. Bullock	CORPORATION, a Delaware corporation

		By:	/s/ Susan B. Washer
/s/ Tavara K. Andrews		Name:	Susan B. Washer
Print Name:	Tavara K. Andrews	Its:	CEO

LANDLORD:

/s/ Stephanie Wright		ALACHUA FOUNDATION PARK
Print Name:	Stephanie Wright	HOLDING COMPANY, LLC,
a Florida limited liability company

/s/ Brian Block		By:	/s/ Brian S. Crawford
Print Name:	Brian Block	Name:	Brian S. Crawford
Its:

EXHIBIT “A”

FLOOR PLAN OF PREMISES

A-1

EXHIBIT “B”

WORK LETTER

LANDLORD’S WORK

LANDLORD’S WORK. Landlord shall deliver the Premises in the following condition:

a. Building shell completed, including exterior walls, roof, and slab ready for installation of flooring;

b. Sheet rocked, primed and painted exterior and demising walls (demising walls to be constructed by Landlord in connection with construction of Tenant’s interior walls);

c. stub out for electric, gas, water, telecommunications, and HVAC to the Premises;

d. Four 4”0 entry doors for ingress/egress to Premises from common corridor of building;

e. windows on exterior building walls according to building plans.

TENANT”S WORK.

1. Plans and Specifications.

a. Improvements to the Premises (“Tenant’s Work”) shall be completed in accordance with detailed architectural and engineering working drawings and material specifications (the “Plans and Specifications”) which shall be prepared at Tenant’s direction by Landlord’s architect and engineers at Tenant’s expense (which may be paid from the Tenant Incentive Payment described in paragraph 4, below), shall be submitted to Landlord for approval, and shall be in a form and content as necessary to allow Landlord’s contractor(s) to obtain all required building permits and approvals. Any charges to be paid to Landlord’s architect and engineers by Tenant with respect to any further revisions of the Plans and Specifications shall be offset against the Tenant Incentive Payment, as hereinafter defined. Landlord shall provide its comments or approval within ten (10) business days after submission of the Plans and Specifications by Tenant to Landlord. Landlord’s failure to provide its comments or approval within an additional five (5) days after notice of such failure shall be deemed an approval of Tenant’s request.

b. Unless Landlord has given its approval, after Tenant has received Landlord’s comments, Tenant shall have a period of not more than ten (10) days following such submittal in which to cause the Plans and Specifications to be revised to incorporate Landlord’s comments or state any objections to same in writing, and any objections shall be stated in sufficient detail so as to allow necessary modification by Landlord. Once accepted by Tenant and Landlord in final form, the Plans and Specifications may be modified by Tenant only with Landlord’s written approval (which shall not be unreasonably withheld), and Tenant shall be liable for any additional costs incurred as a result of any such change.

c. Should Tenant fail to make any reasonable modifications to same and resubmit to Landlord as so specified, then such failure shall be construed as an acceptance of the Plans and Specifications.

2. Bid Procedure.

Within thirty (30) days after receipt of the final completed Plans and Specifications, Landlord will procure bids from its contractors to act as the primary general contractor with respect to performance of the Tenant’s Work. Such work shall be based upon actual cost of the work plus 8%. Following receipt of all of the bids, Landlord shall review and analyze the same including any value engineering as part of such analysis) and present to Tenant, for approval, a complete pricing package along with copies of the bids. Tenant shall approve the pricing subject to reasonable conditions as mutually determined by Landlord, Tenant and Landlord’s designated contractor, and Landlord shall enter into a fixed price or guaranteed maximum price contract with Landlord’s designated contractor on terms and conditions acceptable to Landlord. Tenant’s approval of the cost of the Tenant’s Work and authorization for Landlord’s designated contractor to proceed shall be made by Tenant not later than six (6) business days following receipt of the bid package.

3. Change Orders.

a. In the event Tenant requires a change in the construction of the Tenant’s Work as set forth in the Plans and Specifications, Tenant may request that Landlord provide to Tenant information regarding the feasibility, cost, and time delay, if any (a “Change Estimate”), associated with any modification, addition, change, or deletion to the scope of the Work. Tenant shall be responsible for any and all delays necessitated by any halting of the Tenant’s Work resulting from the preparation of such Change Estimate. Further, Tenant shall pay for the costs (in excess of the Tenant Incentive Payment), if any, incurred with respect to obtaining and furnishing such Change Estimate including, but not limited to, costs related to obtaining governmental approvals, architectural/engineering fees, subcontractor costs and costs of materials.

b. Tenant shall review such Change Estimate at Landlord’s place of business and Tenant shall immediately approve or disapprove such information. Landlord’s construction company designee shall only implement changes to the scope of the Tenant’s Work which are specifically authorized in writing by Tenant. Tenant shall be responsible for any delay(s) and/or increase in the cost of the improvements to the Premises resulting from changes to the scope of the Tenant’s Work.

4. Tenant Improvement Allowance.

Landlord will provide the Tenant with an incentive payment in the amount of $55.00 per square foot (the “Tenant Incentive Payment”), to be used by the Tenant for actual, verifiable third party costs incurred to complete Tenant’s Work. With respect to any Tenant’s Work performed by Tenant’s contractor’s, the Tenant Incentive Payment shall be paid to Tenant within thirty (30) days after all of the following have been met: (i) Tenant opens for business in accordance with the Lease; (ii) Tenant requests the Tenant Incentive Payment in writing together with invoices evidencing amounts spent; (iii) Tenant has completed any work required by the Lease; (iv) all damage to the Landlord’s property or common areas caused by Tenant while doing its work is repaired; (v) Tenant has paid the first monthly installment of Minimum Annual Rent; (vi) Tenant has provided Landlord with final unconditional releases of Lien from all materialmen and/or laborers in the form attached hereto as Exhibit ; (vii) Tenant has provided Landlord with its certificate of occupancy (unless the responsibility of Landlord’s contractor); and (viii) Tenant is not in default under the Lease. Landlord shall apply the Tenant Incentive Payment against the approved cost of the Tenant’s Work being performed by Landlord’s contractor, and shall provide Tenant with copies of requisitions for the same.

With respect to any portion of Tenant’s Work performed by Tenant’s contractors, Tenant shall have one hundred twenty (120) days from the later of the Commencement Date or the date that Tenant’s Work is substantially completed (as evidenced by a certificate of occupancy) to submit to Landlord it’s request for the Tenant Incentive Payment and comply with the criteria set forth in (i) through (viii) herein above. In the event that Tenant does not submit to Landlord it’s request for the Tenant Incentive Payment and comply with the criteria set forth in (i) through (viii) herein above within said one hundred twenty (120) day period then Landlord shall not be obligated to pay to Tenant the Incentive Payment and Tenant shall forever waive its right to collect the Tenant Incentive Payment from Landlord. In the event of a termination of the Lease due to Tenant’s default hereunder, Tenant shall, upon ten (10) days’ written notice from Landlord, refund to Landlord as sum equal to (i) fifty percent (50%) of the unamortized portion of the Tenant Incentive Payment previously paid to Tenant reduced by, if applicable, (ii) amounts paid by Tenant for permanent improvements to the Premises which remain in the Premises and which exceed fifty percent (50%) of the original Tenant’s Work. Such amounts are a credit for purposes of computing Tenant’s obligation for repayment of the Tenant Incentive Payment in the event of default and for no other purposes under the Lease. All amortizations in this paragraph shall be on a straight-line basis, over a period equal to the initial Term of this Lease.

Landlord shall, at Landlord’s expense, but not in excess of the tenant Incentive Payment, improve the Premises in accordance with the Plans and Specifications, in a good and workmanlike manner and in compliance with applicable law, and utilizing Landlord’s “Building Standard” finishes unless specifically identified otherwise. If the Tenant shall request any upgrades to such finishes, Landlord shall request that the contractor provide an estimate of the cost of such upgrades if requested by Tenant. No such upgrades shall be made unless Tenant has agreed to pay the cost thereof upon completion of same as a condition to Landlord’s obligation for the performance of such work. In the event that there shall be punch list items for such additional work, Tenant may withhold retainage of ten percent (10%) of the cost otherwise due pending completion of the punch list for such items. Until Landlord has received full payment for any such increases and proof of insurance as required under the Lease, Tenant shall not be permitted to occupy the Premises notwithstanding that Tenant’s obligation to pay rent and other charges under the Lease remain in full force and effect. In the event that the agreed upon cost of the Tenant’s Work exceeds the Tenant Incentive Payment, the documented excess shall be paid by Tenant on or before the Commencement Date.

5. Contractor(s); Permits; Performance Bond:

a. Landlord shall use the contractor selected pursuant to paragraph 2 hereof and shall obtain all building permits necessary to complete the Tenant Improvements, with the exception of any item(s), (whether or not shown in the Plans and Specifications) which may be agreed in writing to be constructed or installed by Tenant or Tenant’s contractor(s).

b. In the event that the parties hereto have agreed that Tenant will undertake to provide some portion of the improvements to the Premises, Tenant shall use licensed contractors, approved by Landlord, and shall be responsible for obtaining all necessary permits and approvals at Tenant’s sole expense. Tenant shall advise its contractor(s), subcontractor(s) and material supplier(s) that no interest of Landlord in the Premises, the Project or the Property shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the public records of Alachua County, Florida. Landlord shall permit Tenant and Tenant’s contractor(s) to enter the Premises prior to the Commencement Date to accomplish any work as agreed, however, Tenant agrees to insure that its contractor(s) does (do) not impede Landlord’s contractor(s) in performance of their respective tasks. Landlord shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from such entry by Tenant, its employees or contractor(s). Should Tenant undertake a portion of the Tenant’s Work or employ any contractor(s) other than Landlord’s contractor(s), Tenant shall pay Landlord a fee equal to eight percent (8%) of the cost of the work undertaken by Tenant or Tenant’s contractor(s), such fee to compensate Landlord for coordination and supervision of the integration of the work to be done by Tenant or Tenant’s contractor(s) into the overall job.

c. Landlord shall have the right to disapprove any of Tenant’s contractors or subcontractors if Landlord has reason to believe that such contractors or subcontractors are: (i) not licensed as required by any governmental agency; (ii) not technically qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work; and/or (iv) incompatible with any of Landlord’s contractors or subcontractors working on the Project (such incompatibility to include possible conflicts with any union contractors employed by Landlord).

d. In the event that Tenant requests a contractor different than that selected by Landlord, Landlord, in its sole and absolute discretion, may require contractor(s) to provide a performance and payment bond(s) covering the cost of Tenant’s Work, whether performed by Landlord’s contractor or Tenant’s contractor. The cost of such performance and payment bond premiums shall be borne by Tenant if the Tenant Incentive Payment shall be insufficient to pay the cost of the same. No bond shall be required if Landlord’s Contractors is the chosen contractor.

e. Tenant shall not be allowed to install any plumbing, mechanical work, electrical wiring or fixtures, or modify, alter or install any apparatus which would affect the Building’s systems (other than those previously approved in writing in connection with Landlord’s approval of the Plans and Specifications) without the prior written approval of Landlord in each instance, which shall not be unreasonably withheld. Provided that same will not delay or interfere with completion of the Tenant’s Work, Tenant shall be entitled to have access to the Premises no later than fifteen (15) days prior to the Commencement Date for the limited purposes of installation of Tenant’s telecommunications and business equipment. No rent, additional rent, or utilities will be charged to Tenant as a result of such limited access.

6. Delays in Completion:

a. Tenant shall be responsible for any delay in Substantial Completion past the scheduled Commencement Date resulting from any of the following causes:

1.	Tenant’s failure to approve the Plans and Specifications (or any necessary modifications or additions thereto) within the time periods specified in this Work Letter; or
2.	Tenant’s failure to pay any portion of the agreed costs of Tenant’s Work in excess of the Tenant Incentive Payment when due; or
3.

Tenant’s specification of special materials or finishes, or special installations other than as may be specified in the Plans and Specifications, which special items cannot be delivered or completed within Landlord’s construction schedule (subject to Landlord’s obligation to give Tenant notice of same as hereinafter provided); or

4.	any change in the Plans and Specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change; or
5.	the performance of or failure to perform any special work or installation by any person or firm employed by Tenant to do any work on the Premises; or
6.	any work stoppage or delay due to Tenant’s failure to use union contractors or labor as required by Landlord; or
7.	any other delay in Substantial Completion directly attributable to the negligent or willful acts or omissions of Tenant, its employees, agents or contractor(s).

b. In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion past the scheduled Commencement Date as provided in the Lease (as determined by the architect for Tenant’s Work), then the Commencement Date shall be deemed to have occurred with respect to the payment of Rent only, and Tenant’s rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant’s delay.

c. In conjunction with Landlord’s review of the Plans and Specifications, Landlord shall advise Tenant of any special material, finish or fixture requested by Tenant that will result in a delay in Landlord’s construction schedule beyond the scheduled Commencement Date. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

7. Punchlist Items.

No less than three (3) days prior to Tenant’s occupancy of the Premises, Landlord’s designee and Tenant shall agree upon any punchlist or insubstantial details of construction, decoration, or mechanical adjustment remaining to be performed, completed, repaired, or adjusted (based upon construction standards prevailing in Alachua County for similar property), and the existence of such punchlist items shall not in any event constitute a basis for postponing the commencement of the term of, or the accrual of rent pursuant to, the Lease, provided, however, that none of the punchlist items would materially interfere with Tenant’s ability to open for and conduct its business or obtain a certificate of occupancy. Landlord shall cause its contractor to promptly complete all punchlist items.

8. Capitalized Terms.

All undefined capitalized terms used herein shall have the same meaning as defined in the Lease.

9. Inconsistent Terms.

In the event that any terms in this Work Letter shall be inconsistent with any terms of this Lease, the terms of this Work Letter shall prevail. For purposes of this Lease and the Work letter, the terms “substantial completion”, “Substantially Complete” and “Substantially Ready for Occupancy” and derivations of the foregoing shall have the same meanings.

10. Intentionally Deleted.

EXHIBIT “C”

RULES AND REGULATIONS

FOR

FOUNDATION PARK

1. The sidewalks and public portions of FOUNDATION PARK, such as entrances, passages, courts, parking areas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or its employees, agents, invitees or guests nor shall they be used for any purpose other than ingress and egress to and from the Premises.

2. No cigarette, cigar or pipe smoking shall be permitted in the Project at any time, except in areas as may be designated by Landlord for such purpose, if any.

3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or on the Project without the prior written consent of Landlord in each instance.

4. Unless approved in writing by Landlord, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Project or on corridor walls or doors or mounted on the inside of any windows without the prior written consent of Landlord. Signs on any entrance door or doors shall conform to Project standards and shall, at Tenant’s expense, be inscribed, painted or affixed for Tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may install and/or remove same without any liability and may charge the expense incurred to Tenant.

5. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, or its employees, agents, invitees or guests nor shall any bottles, parcels, or other articles be placed outside of the Premises.

6. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, agents, invitees or guests shall have caused the same.

8. Tenant shall not in any way deface any part the Premises or the Building. Tenant shall not lay linoleum, or both similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

9. No pets of any kind (except seeing eye dogs) shall be brought upon the Premises or Building. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen (if a utility kitchen was provided for in the approved plans for the Premises or if Landlord has consented in writing thereto), which is to be primarily used by Tenant’s employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

10. No office space in the Project shall be used for the sale at auction or otherwise of merchandise, goods or property of any kind.

11. Tenant shall not make or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project or neighboring Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors or windows or down the corridors, stairwells or elevator shafts of the Building.

12. Neither Tenant nor any of Tenant’s employees, agents, invitees or guests shall at any time bring or keep upon the Premises any inflammable, combustible or explosive substance or any chemical substance, except in compliance with requirements of applicable laws, rules and regulations.

13. Landlord shall have a valid pass key to all spaces within the Premises at all times during the term of this Lease unless such spaces are restricted by law or safety practice as reasonably agreed by Landlord. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written consent of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, upon the termination of its tenancy, restore to the Landlord all keys to stores, offices and toilet rooms, either furnished to or otherwise procured by such Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord for the cost thereof.

14. All deliveries, removals and/or the carrying in or out of any safes, freights, furniture or bulky matter of any description may be accomplished only with the prior approval of Landlord and then only in approved areas, through the approved loading/service area doors and during approved hours. Tenant shall assume all liability and risk with respect to such movements. Landlord may restrict the location where such heavy or bulky matters may be placed inside the Premises. Landlord reserves the right to inspect all freight to be brought into the Project and to exclude from the Project all freight which can or may violate any applicable law, rule or regulation, these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

15. Tenant shall not, unless otherwise approved by Landlord, occupy or permit any portion of the Premises demised to it to be occupied as, by or for a public stenographer or typist, barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, or a company engaged in the business of renting office or desk space; or for a public finance (personal loan) business.. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said Premises, nor advertise for labor giving an address at said Premises.

16. Tenant shall not create or use any advertising mentioning or exhibiting any likeness of FOUNDATION PARK without the prior written consent of Landlord. Landlord shall have the right to prohibit any such advertising which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall discontinue such advertising.

17. Intentionally Deleted.

18. The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable or illegal purposes, or for any purpose which may be dangerous to life, limb or property.

19. Any maintenance requirements of Tenant will be attended to by Landlord only upon application at the Landlord’s office at the Building. Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of Landlord.

20. Canvassing, soliciting and peddling within the Project or in Common Areas is prohibited and Tenant shall cooperate to prevent the same.

21. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise to Tenant, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in elevators other than those designated by Landlord as service elevators. All deliveries shall be confined to the service areas and through the approved service entries.

22. In order to obtain maximum effectiveness of the cooling system, Tenant shall make reasonable efforts to promote efficiency in the use of utilities.

23. In the event that, in Landlord’s reasonable opinion, the replacement of ceiling tiles becomes necessary after they have been removed on behalf of Tenant by telephone company installers or others (in both the Premises and the public corridors), the chose of such replacements shall be charged to Tenant on a per-tile basis.

24. All paneling or other wood products not considered furniture which Tenant shall install in the Premises shall be of fire-retardant materials. Prior to the installation of any such materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of such materials’ fire-retardant characteristics.

25. Usage of parking spaces shall be in common with all other lessees of the Project and their employees, agents, invitees and guests. All parking spaces usage shall be subject to such reasonable rules and regulations for the sale and proper use thereof as Landlord may prescribe. Tenant’s employees, agents, invitees and guests shall abide by all posted roadway signs in and about the parking facilities.

26. All trucks and delivery vans shall be parked in designated areas only and not parked in spaces reserved for cars. All delivery service doors are to remain closed except during the time that deliveries, garbage removal or other approved uses are taking place therein. All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purposes by Landlord.

27. Tenant shall be responsible for the removal and proper disposition of all crates, oversized trash, boxes and garbage from the Premises. The corridors, parking and delivery areas are to be kept clean from such items. Tenant shall provide convenient and adequate receptacles for the collection of standard items of trash and shall facilitate the removal of such trash by Landlord. Tenant shall ensure that liquids are not disposed of in such receptacles.

28. Tenant shall not conduct any business, loading or unloading, assembling or any other work connected with Tenant’s business in any public areas.

29. If and when requested by Landlord, Tenant shall, at its sole cost and expense, promptly cause the Premises to be treated for pests by a licensed pest extermination contractor.

30. Landlord shall not be responsible for lost or stolen personal property, equipment or money occurring within the Premises or Building, regardless of how or when the loss occurs.

31. Neither Tenant, nor its employees, agents, invitees or guests, shall paint or decorate the Premises, or mark, paint or cut into, drive nails or screw into nor in any way defect any part of the Premises or Project without the prior written consent of Landlord. If Tenant desires a signal, communications, alarm or other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the approval and under the direction of Landlord.

32. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of the Premises.

33. Whenever and to the extent that the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Sections of this Lease, the provisions of the Sections shall govern.

EXHIBIT “D”

SCHEDULE OF ADJUSTMENTS IN FIXED ANNUAL RENT***

Suite No. 101. Building I, containing Approx. 18,309 Rentable Sq. Ft.

The initial term of this Lease shall be one hundred twenty (120) months and shall begin on the date determined in accordance with Section 3(B) of this Lease.

The rent rates and Fixed Annual Rent during the initial term and renewal terms, if exercised, shall be:

Lease Months	Fixed Annual Rent *	Fixed Annual Rent Per Square Foot	Fixed Annual Rent Monthly Payment*
1-120	$421,107.00	$23.00	$35,092.25
121-180**	$463,218.00	$25.30	$38,601.50
181-240**	$509,539.00	$27.83	$42,461.58
241-300**	$560,438.00	$30.61	$46,703.17

*Does not include sales tax, which shall be paid by Tenant with each installment of Rent

** Reflects Initial Base Rent for Renewal Terms if applicable renewal option exercised by Tenant based upon the ten percent (10%) increase for illustration purposes only, but actual increase shall be based upon the methodology set forth in Section 3(G) of the Lease.

***The following rent schedule is based upon 17,970 rentable square feet and is subject to adjustment based upon the actual “as built” square footage contained within the Premises.

D-1

EXHIBIT “E”

The Lease is hereby amended by the addition of the following additional provisions:

(end of special provisions)

E-1

EXHIBIT F

GUARANTY OF LEASE

IN CONSIDERATION OF the execution and delivery of the Lease dated APRIL 10 2015, by and between ALACHUA FOUNDATION PARK HOLDING COMPANY, LLC, a Florida limited liability company as “Landlord”, and APPLIED GENETIC TECHNOLOGIES CORPORATION, a Delaware corporation as “Tenant”, with respect to the premises known as Suite 101, Building I, Foundation Park (the “Lease”), this Guaranty of Lease is made.

TO: ALACHUA FOUNDATION PARK HOLDING COMPANY, LLC	BY:	APPLIED GENETIC TECHNOLOGIES CORPORATION

whose address is:	whose address is:

3917 NW 97th Boulevard

Gainesville, Florida 32606

Attn: Brian Crawford, Manager

with a copy to:

Brant, Abraham, Reiter, McCormick

& Johnson, PA.

50 N. Laura Street, Suite 2750

Jacksonville, Florida 32202

Attn: David T. Abraham, Esq.

Prior to Lease commencement:

11801 Research Drive

Suite D

Alachua, Florida 32615

Attn: LARRY BULLOCK

After Lease commencement:

At the Premises

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attn: Hemmie Chang, Esq.

herein called “Landlord”	herein called “Guarantor” guaranteeing the obligations of the above referenced Tenant.

whose address is:

Prior to Lease commencement:

11801 Research Drive

Suite D

Alachua, Florida 32615

Attn: LARRY BULLOCK

After Lease commencement:

At the Premises

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attn: Hemmie Chang, Esq.

together with its successors and assigns, herein called “Tenant”

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In consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Guarantor hereby covenants and agrees to and with Landlord that if default at any time be made by Tenant under the Lease in the payment of Rent or other monies payable as Rent or otherwise, or the performance of any other agreements and covenants contained in the Lease on Tenant’s part to be paid or performed, Guarantor hereby promises and agrees to pay to Landlord, within ten (10) days of written demand, such amounts of money as may be required to make up such deficiency and all damages that may otherwise accrue by reason of Tenant’s default or non-performance of any of its covenants under the Lease.

This Guaranty is absolute and unconditional and Guarantor’s obligations hereunder continue irrespective of and without regard to Tenant’s bankruptcy, insolvency, or ability to perform, and both Tenant and Guarantor may be sued severally or jointly for any such default or non-performance. Demand and Notice of any such default or non-performance, diligence in collection, and the failure of Landlord to take any action against Tenant are hereby waived by Guarantor.

This Guaranty does not restrict Landlord and Tenant in amending or modifying the Lease, and Guarantor agrees that its Consent shall not be required (nor shall notice to Guarantor be required) in respect to any such amendment or modification, and that Guarantor shall be bound hereunder to Tenant’s obligations under the Lease as thus amended or modified.

The necessary grammatical changes to effect plural or neuter shall be assumed where appropriate. The words “Guarantor”, “Tenant”, and “Landlord” shall include their heirs, executors, successors and assigns. If there is more than one Guarantor, they hereby agree that the liability hereunder is joint and several.

Guarantor waives the right to require Landlord to: (1) proceed against Tenant; (2) proceed against or exhaust any security that Landlord holds from Tenant; or (3) pursue any other remedy in Landlord’s power.

If Landlord is required to enforce Guarantor’s obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, reasonable attorney’s fees.

This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding (i) any extension, modification, amendment or alteration of the Lease, (ii) any assignment of the Lease or sublease of the Premises, with or without the consent of Landlord, (iii) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease, (iv) any dissolution or liquidation of Tenant or change in the composition of the partners of Tenant. No such extension, modification, amendment, alteration or assignment of the Lease, sublease of the Premises, release, extension, or modification of liability of Tenant or other liable party, dissolution or liquidation of Tenant, or change in the composition of partners of Tenant, and no other agreements or releases between Landlord and Tenant, or between Landlord and any other party liable under the Lease, or any other guaranty of the Lease (with or without notice to or knowledge of Guarantor) shall in any manner release or discharge Guarantor; and Guarantor does hereby consent to any such extension, modification, amendment, alteration, release or assignment of the Lease, sublease of the Premises, dissolution or liquidation of Tenant or change in the composition of partners of Tenant. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor.

Landlord may without notice, assign or transfer this Guaranty in whole or in part and no such assignment or transfer of the Lease shall operate to extinguish or diminish the liability of Guarantor hereunder.

This Guaranty is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be primary and direct, as principal and not as surety, and in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease.

Guarantor’s obligations hereunder shall not be assigned or delegated, but this Guaranty shall pass to, and be fully binding upon, any successors, heirs, assigns and/or trustees of Guarantor.

Guarantor expressly waives and agrees not to assert or take advantage of: (a) the defense of the statute of limitations in any action hereunder or in any action for collection of the obligations, (b) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against Guarantor in bankruptcy or any other proceeding, (c) any defense based on the failure of Landlord to give notice of the creation, existence or incurring of any new obligations or on the action or non-action of any person or entity in connection with the obligations, (d) any defense based on any duty on the part of Landlord to disclose to Guarantor any facts it may know or hereinafter acquire regarding Tenant, (e) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the obligations, (f) demand for payment, presentment, notice of protest or dishonor, notice of acceptance of this Guaranty, and any and all other notices or demands to which Guarantor might otherwise be entitled by law, (g) any defense arising

F-2

from the extinguishment of the obligations by an act of Landlord without the consent of Guarantor, (h) any defense arising from any release or compounding with any other guarantor without the consent of the Guarantor, (i) any defense relating to any change in the nature or terms of the obligations without the consent of Guarantor, (j) any defense arising from any act of Landlord that injures Guarantor or exposes Guarantor to increased risk, and/or (k) any defense arising from Landlord’s failure to commence an action against Tenant.

The Guarantor agrees that this Guaranty shall be deemed to have been executed in the State of Florida, and that this Guaranty shall be construed in accordance with and all disputes relating to this Guaranty shall be governed by the laws of the State of Florida. The Guarantor agrees that jurisdiction and venue for all suits related to this Guaranty shall be proper only in the courts for the State of Florida located in Pinellas County, Florida. Guarantor hereby consents to the exercise of personal jurisdiction by such courts and hereby waives all defenses related to personal jurisdiction and venue in any such action brought in the courts of the State of Florida.

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

Signed in the presence of:	GUARANTOR:

APPLIED GENETIC TECHNOLOGIES CORPORATION

/s/ Lawrence E. Bullock	By:	/s/ Susan B. Washer
WITNESS

/s/ Tavara K. Andrews
WITNESS

Susan B. Washer
WITNESS

WITNESS
	DATE:	4/10/15

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